As filed with the Securities and Exchange Commission on April 28, 1997
                                                    Registration No. 333-20011

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                     ------------------------------------
                              AMENDMENT NO.  1 TO
                                   FORM SB-2
                            Registration Statement
                       Under the Securities Act of 1933
                     ------------------------------------
                       EAGLE TELECOM INTERNATIONAL, INC.
            (Exact name of Registrant as specified in its charter)

            TEXAS                    3669                       76-0494995
(State or other jurisdiction  (Primary Standard           (I.R.S. Employer
     of incorporation or      Industrial Classification   Identification Number)
        organization)             Code Number)

                                                    H. DEAN CUBLEY
         910 GEMINI                           EAGLE TELECOM INTERNATIONAL, INC.
    HOUSTON, TEXAS 77058                                 910 GEMINI
        (281)280-0488                               HOUSTON, TEXAS 77058
(Address, and telephone number                         (281) 280-0488
of principal executive offices)              (Name, address and telephone number
                                                     of agent for service)

                                   COPIES TO:
                               THOMAS C. PRITCHARD
                            BREWER & PRITCHARD, P.C.
                             1111 BAGBY, 24TH FLOOR
                              HOUSTON, TEXAS 77002
                              PHONE (713) 209-2911
                            FACSIMILE (713) 209-2921

                              ---------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                            -----------------------
                        CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF      AMOUNT    PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
      SECURITIES TO BE          BEING    OFFERING PRICE         AGGREGATE       REGISTRATION
         REGISTERED          REGISTERED   PER SHARE(1)       OFFERING PRICE(1)       FEE
Common Stock (2)............   3,300,000  $__________       $ ______________      $______ (3)
Common Stock Underlying
   Representative's
   Warrant (4)(5)...........   _________  $__________       $ ______________       ______ (3)
Common Stock to be Resold (6)  5,268,334  $       .50       $     2,634,167        $  797 (7)
       TOTAL................   _________        -                      -           $_____

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 300,000 shares of Common Stock issuable in the initial public offering, including over-allotment option.

(3)    To be supplied by amendment

(4) The Representative's Warrant allows the holder to purchase _______ shares.

(5) The registration statement also covers any additional securities which may become issuable pursuant to anti-dilution provisions of the warrants.

(6)    The book value of the Common Stock, calculated pursuant to Rule 457(f).

(7)    Previously paid.
                            -------------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         ----------------------------

                        EAGLE TELECOM INTERNATIONAL, INC.
                              Cross-Reference Sheet
                      showing location in the Prospectus of
                   Information Required by Items of Form SB-2

FORM SB-2 ITEM NUMBER AND CAPTION                       LOCATION IN PROSPECTUS
 1.   Front of Registration Statement and
      Outside Front Cover of Prospectus...............  Outside Front Cover Page

 2.   Inside Front and Outside Back Cover
      Pages of Prospectus.............................  Inside Front Cover Page; Outside Back Cover
                                                        Page

 3.   Summary Information and Risk Factors............  Prospectus Summary; Risk Factors; The
                                                        Company

 4.   Use of Proceeds.................................  Use of Proceeds

 5.   Determination of Offering Price.................  Outside Front Cover Page; Risk Factors; Plan
                                                        of Distribution and Selling Stockholders;
                                                        Underwriting (Offering Prospectus)

 6.   Dilution........................................  Dilution

 7.   Selling Security-Holders........................  Plan of Distribution and Selling Stockholders

 8.   Plan of Distribution............................  Outside Front Cover Page; Risk Factors; Plan
                                                        of Distribution and Selling Stockholders;
                                                        Underwriting (Offering Prospectus)

 9.   Legal Proceedings...............................  Business

10.   Directors, Executive Officers, Promoters
      and Control Persons.............................  The Company; Management -- Executive
                                                        Officers and Directors
11.   Security Ownership of Certain Beneficial
      Owners and Management...........................  Principal Stockholders

12.   Description of Securities.......................  Description of Capital Stock

13.   Interest of Named Experts and Counsel...........  Experts

14.   Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities.....................................  *

15.   Organization Within Last Five Years.............  The Company

16.   Description of Business.........................  Business

17.   Management's Discussion and Analysis
      or Plan of Operation............................  Management's Discussion and Analysis of
                                                        Financial Condition and Results of Operations

18.   Description of Property.........................  Business

19.   Certain Relationships and Related
      Transactions....................................  Management -- Certain Transactions

20.   Market for Common Equity and Related
      Stockholder Matters.............................  Risk Factors; Description of Capital Stock;
                                                        Shares Eligible for Future Sale; Dividend
                                                        Policy

21.   Executive Compensation..........................  Management -- Executive Compensation

22.   Financial Statements............................  Financial Statements

23.   Changes in and Disagreements with
      Accountants on Accounting and Financial
      Disclosure......................................  Experts

-----------------------------
(*)   None or Not Applicable
                            -------------------------

                                EXPLANATORY NOTE

      This Registration Statement contains two forms of prospectus: one to be used in connection with a primary offering of up to 3,000,000 shares of Common Stock (the "Offering Prospectus"), and one to be used in connection with the secondary sale of 5,268,334 shares of Common Stock by certain Selling Stockholders (the "Selling Stockholders' Prospectus"). The Offering Prospectus and the Selling Stockholders' Prospectus will be identical in all respects except for the alternate pages for the Offering Prospectus included herein which are labeled "Alternate Page for Offering Prospectus".

                  SUBJECT TO COMPLETION, DATED __________, 1997


                        EAGLE TELECOM INTERNATIONAL, INC.


                   RESALE OF 5,268,334 SHARES OF COMMON STOCK

      This Prospectus relates to the resale of 5,268,334 shares of Common Stock of Eagle Telecom International, Inc. (the "Company"), which may be sold by the holders thereof ("Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock to be resold are all currently issued and outstanding. Shares offered by the Selling Stockholders may be sold by one or more of the following methods without limitation: (i) ordinary brokerage transactions in which a broker solicits purchases; and (ii) face to face transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. See "Description of Capital Stock" and "Plan of Distribution and Selling Stockholders." The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

      As the resale of the shares of Common Stock is being registered under the Securities Act of 1933, as amended ("Act"), holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Common Stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any of the Selling Stockholders regarding such liability. See "Plan of Distribution and Selling Stockholders."

                        --------------------------------

           THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A
            HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION
               AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT
                AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE
                      "RISK FACTORS" BEGINNING ON PAGE 5.
                         ----------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                         ----------------------------

                  The date of this Prospectus is       , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           TABLE OF CONTENTS


                                                                    PAGE
Available Information................................................. 2
Prospectus Summary.....................................................3
Risk Factors...........................................................5
Use of Proceeds........................................................7
Dividend Policy........................................................7
Capitalization.........................................................8
Management's Discussion and Analysis of Financial Condition
       and Results of Operations.......................................8
Business...............................................................9
Management............................................................16
Principal Stockholders................................................19
Description of Capital Stock..........................................20
Shares Available for Future Sale......................................21
Plan of Distribution and Selling Stockholders.........................22
Legal Matters.........................................................40
Experts...............................................................40
Index to Financial Statements......................................F - 1

      No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. The Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby, or an offer to sell or a solicitations of an offer to buy any securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery or this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information in the Prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                          AVAILABLE INFORMATION

      The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http:\\www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

      Prior to the date of this Prospectus, the Company was not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). As a result, the Company will become subject to such requirements and, in accordance therewith, the Company will file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "SEC"). The Company will provide its shareholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The Company has filed a registration statement of Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission. The Company will provide without charge to each person who receives a copy of the Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, attention Scott A. Cubley, at 910 Gemini, Houston, Texas 77058.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                   THE COMPANY

      Eagle Telecom International, Inc. (the "Company" or "Eagle") is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company's products are primarily purchased by its customers on an order by order basis, and not pursuant to any long-term contracts. Company customers include Motorola Communications and Electronics, Inc. ("Motorola"), Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Norwegian Telecom, Inc., and Link-Two Communications, Inc. ("Link II"). The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the Federal Communications Commission ("FCC").

      The Company was incorporated in May 1993, but did not conduct any substantive business operations until April 1996. In September 1996, the Company amended its articles of incorporation and changed its name to its current name. Unless otherwise indicated, all information in this Prospectus has been adjusted to reflect the amended articles of incorporation. The Company's principal place of business is located at 910 Gemini, Houston, Texas 77058 and its telephone number is (281) 280-0488.

                      CONTEMPLATED PUBLIC OFFERING

      The Company is conducting a primary offering to the public of 3,000,000 shares of its Common Stock at a price of $____ per share (the "Public Offering") pursuant to a prospectus (the "Offering Prospectus") dated as of the date of this Prospectus. The Public Offering is expected to result in net proceeds of approximately $_________ to be used primarily for (i) acquisition of $_____________ of inventory, (ii) funding of new product development, new facility and manufacturing area expansion of $_____________, and (iii) the balance for other general corporate purposes. ________ (the "Representative") has agreed to purchase, subject to certain conditions, all 3,000,000 shares offered and the transaction is expected to close by ___________ 1997.

                           THE RESALE OFFERING

Common Stock Outstanding.......  14,470,334 shares(1)(2)
Common Stock to be Resold......  5,268,334 shares
Risk Factors...................  Prospective purchasers are urged to carefully review the factors set forth in "Risk Factors."
Nasdaq SmallCap Symbol.........   _____
---------------------
(1)Does not include (i) 13,886,668 shares of Common Stock underlying outstanding warrants including: (a) class A warrants to purchase an aggregate of 4,993,334 shares of Common Stock at $4.00 per share, which expire in August 2000("Class A Warrants"), (b) class B warrants to purchase an aggregate of 4,993,334 shares of Common Stock at $6.00 per share, which expire in August 2000 ("Class B Warrants"), (c) warrants to purchase 1,050,000 shares of Common Stock at $.05 per shares which expire in July 1999 ($.05 Warrants"),
   (d) warrants to purchase 1,375,000 shares of Common Stock at $.50 per share which expire in July 1999 ("$.50 Warrants"), (e) class C warrants to purchase 1,050,000 shares of Common Stock at $2.00 per share which expire in August 2000("Class C Warrants"), and (f) warrants to purchase 425,000 shares of Common Stock at $5.00 per share which expire in September 1999 ("$5.00 Warrants") (such Class A Warrants, Class B Warrants, Class C Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants collectively, "Warrants") and (ii) _______ shares of Common Stock reserved for issuance upon exercise of the Representative's warrant ("Representative's Warrant"). See "Description of Capital Stock."

(2)Includes 3,000,000 shares offered by the Company in the Public Offering, assumung no exercise of the over-allotment option.

                          SUMMARY FINANCIAL INFORMATION

      The Company did not conduct any significant business operations until it acquired cash, and certain inventory and assets, both of which occurred in March 1996, resulting in business operations commencing in April 1996 and its fiscal year ends August 31.

                                             FOR THE PERIOD ENDED
                                           FEBRUARY 28,   AUGUST 31,
                                               1997          1996
STATEMENT OF EARNINGS                        UNAUDITED     AUDITED
---------------------                       ----------    ----------
Net sales                                   $2,376,629    $1,018,441
Cost of goods sold                           1,178,264       644,271
Operating expenses                             653,199       343,888
Earning before income tax                      706,774        37,887
Net Earnings                                   466,470        32,204

BALANCE SHEET DATA
Working capital                             $5,534,581    $1,657,320
Total assets                                 6,746,130     3,446,992

Long-term debt, net                             26,125        22,387
Shareholders' equity                         6,085,748     2,077,006

                                  RISK FACTORS

AN INVESTMENT IN THE COMPANY SECURITIES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

LIMITED OPERATING HISTORY OF THE COMPANY

      The Company has a limited operating history and, accordingly, is subject to all the substantial risks inherent in the commencement of a new business enterprise. Additionally, the Company has a very limited business history that investors can analyze to aid them in making an informed judgement as to the merits of an investment in the Company. Any investment in the Company should be considered a high risk investment because the investor will be placing funds at risk in a company with unforeseen costs, expenses, competition and other problems to which such ventures are often subject. The Company's prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in a highly competitive industry characterized by rapid technological development. The Company had net sales of $1,018,441 and net earnings of $32,204 for the period ended August 31, 1996, net sales of $2,376,629 and net earnings of $466,470 for the six month period ended February 28, 1997, may incur losses in the future, and there can be no assurance when or if the Company will sustain long-term profitability. The Company's financial statements for the period ended August 31, 1996 reflect the commencement of manufacturing and sales since April 1996. See "Management's Discussion and Analysis of Financial Condition."

CAPITAL REQUIREMENTS; LIMITED SOURCES OF LIQUIDITY

      The Company requires substantial capital to pursue its operating strategy. Since inception, the Company has primarily funded its capital requirements through the private issuance for cash of 4,993,334 shares of Common Stock and Class A Warrants, Class B Warrants and Class C Warrants grossing $6,543,501. For the six months ended February 28, 1997, the Company obtained $2,967,427 of cash provided by financing activities and used $1,034,729 of cash in operations. At August 31, 1996, the Company had working capital of $1,657,320, and for the six month period ended February 28 1997, working capital of $5,534,581. As the Company has limited internal sources of liquidity, it will continue to rely on external sources of liquidity, and for the foreseeable future, the Company's principal source of working capital will be from proceeds of the Public Offering. The Company has not established any lines of credit or financing with financial institutions or other unrelated third parties. The Company may need to raise additional capital, in addition to the proceeds of the Public Offering, to satisfy its business plan. The Company believes that its current working capital, along with the proceeds of the Public Offering and revenues from operations, will satisfy the Company's capital requirements through 1997; however, such time may be shorter or longer depending on revenues generated, and expenses incurred. There is no assurance that the Company will generate sufficient cash in future periods to satisfy its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON CERTAIN CUSTOMERS

      The Company's two largest customers accounted for approximately 36% and 19%, respectively, of the Company's revenue during the six months ended February 28, 1997. Link II accounted for approximately 36% of the Company's revenue in such period and owed the Company $862,268 at February 28, 1997, approximately 59% of the accounts receivable at February 28, 1997. Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice president, director and chief operating officer, and A.L. Clifford, a director of the Company, are also principal stockholders of Link II. Mr. Clifford is also the chairman, president and chief executive officer of Link II and Dr. Cubley is a director of Link II. In addition, the Company and Link II have executed an agreement, whereby the Company would receive up to an 8% equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of February 28, 1997, the Company had earned the full 8% equity interest to be evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company.

Many of the Company's customers contract with the Company on a purchase order basis, which may result in fluctuations of revenue during various periods. The sudden loss of a significant customer could have material adverse effect on the Company's business. See "Business -- Customers" and "Management-Certain Transactions."

TECHNOLOGY CHANGE

      The design, development and manufacturing of PCS and SMR products is highly competitive and characterized by rapid technology changes. The Company will compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make the Company's products obsolete or less competitive. While management believes that the Company's products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that the

Company will be able to develop a commercial market for its products in response to future technology advances and developments. See "Business -- Research and Development."

DEPENDENCE ON KEY PERSONNEL

      The success of the Company is dependent upon, among other things, the services of H. Dean Cubley, president and chief executive officer and James Futer, executive vice-president and chief operating officer. The loss of the services of Dr. Cubley or Mr. Futer, for any reason, could have a material adverse effect on the prospects of the Company. The Company has not entered into employment agreements with Dr. Cubley and Mr. Futer nor does it maintain insurance on their lives. The Company has enlisted experienced personnel in several key positions; however, there can be no assurance that the Company will be able to continue to attract and retain qualified employees to implement its business plan. See "Management."

LACK OF PATENT PROTECTION

      The Company's success depends upon its proprietary technologies. The Company relies on certain non-disclosure agreements with employees, and common law remedies with respect to certain of its proprietary technology. The Company has not completed filing for or obtained patents on its key technology, and there can be no assurance that the patents will be issued if applied for in the future. There can be no assurance that others will not misappropriate the Company's proprietary technologies or develop competitive technologies or products that could adversely affect the Company. In addition, although the Company is not aware of any infringement claims against it or any circumstances which could lead to such claims, there can be no assurance that such a claim could not be made which could adversely affect the Company. See "Business -- Proprietary Information."

FEDERAL REGULATION

      The paging and PCS industry is heavily regulated. Although compliance with such laws and regulations historically has not had a material adverse effect on the Company's competitive position, operations or financial condition or required material capital expenditures, there is no assurance that the implementation of new or amended laws or regulations in the future would not have such an effect or require such expenditures. See "Business -- Regulation."

COMPETITION

      The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by the Company. Substantially all of the Company's competitors have significantly greater resources, including financial, technical and marketing, than the Company, and there can be no assurance that the Company will be able to compete successfully in the future. See "Business -- Competition."

LACK OF CASH DIVIDENDS

      It is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. See "Dividend Policy."

NO ASSURANCE OF A PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE, SHARES ELIGIBLE FOR FUTURE SALE

      While the Common Stock to be resold pursuant to this offering will be free of restrictions on transferability, prior to the date of this Prospectus, there has been no public trading market for the Company's Common Stock and there is no assurance that a public market will develop after this offering, or if one develops, that it will not be volatile. In the event that any market develops for the Company securities, the market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of, or announcement concerning, the Company. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering, such as the Company, are particularly susceptible to change based on short-term trading strategies of certain investors. Although the initial Public Offering price of the Common Stock reflects the Company's and the Representative's assessment of current market conditions, there can be no assurance that the price of the Company's securities will be maintained following the Public Offering. Accordingly, purchasers may not be able to resell their Common Stock at or above the Public Offering price, and a purchaser may not be able to liquidate his investment even at a loss without considerable delay. See "Plan of Distribution and Selling Stockholders"

      Upon the closing of the Public Offering, a total of 14,470,334 shares of Common Stock will be outstanding. The 5,268,334 shares of Common Stock offered hereby, along with the 3,000,000 shares to be sold pursuant to the Public Offering, will be eligible for immediate resale in the public market. In addition, 13,886,668 shares of Common Stock will be issuable upon exercise of the Warrants, although all of such shares will be subject to the resale provisions of Rule 144 promulgated under the Act. The remaining 6,202,000 shares of Common Stock outstanding will be subject to resale pursuant to the provisions of Rule 144 and will become subject to an 18-month contractual lock-up agreement, with one-third of such shares released from such lock-up every six months from the date of this Propsectus. Sales of Common Stock in the public market may have an adverse effect on prevailing market prices for the Common Stock. See "Shares Eligible for Future Sale."

PENNY STOCK REGULATION

      The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in Company securities may find it difficult to sell their securities, if at all.

AUTHORIZED STOCK

      The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 100,000,000 shares of Common Stock. See "Description of Capital Stock."

LACK OF DISINTERESTED, INDEPENDENT DIRECTORS

      All of the directors of the Company have a direct financial interest in the Company. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the Company intends to add an independent, disinterested director to serve on the Board of Directors in the near future. See "Management."

                                 USE OF PROCEEDS

      The Company will receive no proceeds from the resale of shares of Common Stock by the Selling Stockholders. The net proceeds to the Company from the sale of 3,000,000 shares of Common Stock being offered in the Public Offering are estimated to be approximately $___________ ($___________ if the underwriters' over-allotment option is exercised in full), assuming an initial Public Offering price of $_____ per share and after deducting underwriting discounts and estimated offering expenses. The Company intends to use such proceeds for (i) acquisition of $______________ inventory, (ii) funding of new product development, new facility and manufacturing area expansion of $____________________ and (iii) the balance for other general corporate purposes.

      To the extent such proceeds are not used immediately for the above purposes, such funds will be deposited in interest bearing accounts or invested in short-term, interest-bearing, investment-grade securities. Management of the Company may, at its discretion, reallocate the application of such proceeds, as it determines in the interests of the Company.

                                 DIVIDEND POLICY

      It is the present policy of the Company not to pay cash dividends and to retain future earnings to support the Company's growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available therefor, the Company's earnings, financial condition, capital requirements and other factors that the Board of Directors may deem relevant. The Company does not anticipate paying any cash dividends in the foreseeable future.

                                CAPITALIZATION

      The following table sets forth the unaudited capitalization of the Company as of February 28, 1997 and as adjusted to give effect to the sale and issuance of the 3,000,000 shares of Common Stock offered in the Public Offering and the application of the estimated net proceeds therefrom as described in "Use of Proceeds." This table should be read in conjunction with the Company's financial statements and notes thereto that are included elsewhere in this Prospectus.

                                                          ACTUAL     AS ADJUSTED
                                                        ----------    --------
Stockholders' Equity:
 Preferred Stock, par value $.001 per share;
   5,000,000 shares authorized, 0 shares
   outstanding .......................................        --
 Common Stock, par value $.001 per share;
   100,000,000 shares authorized, 11,225,334
   shares issued and outstanding(1) (2) ..............  $   11,226    $ 14,226

Additional Paid-In Capital ...........................   5,575,848

Retained Earnings ....................................     498,674     498,674
                                                        ----------    --------

Total Stockholders' Equity ...........................  $6,085,748    $
                                                        ==========    ========
-------------

(1) Does not reflect 13,886,668 shares underlying the Warrants and _______ shares underlying the Representative's Warrant.

(2)   Does not reflect 245,000 shares issued subsequent to February 28, 1997.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Financial Statements of the Company and accompanying Notes to the Financial Statements.

GENERAL

      The Company was incorporated in May 1993, but did not conduct any significant business operations until it acquired cash, certain inventory and assets, both of which occurred at the end of March 1996 resulting in business operations commencing in April 1996. There exists limited historic operations with respect to the operation of the Company. The Company's fiscal year is August 31. The financial information contained in this Prospectus is for the fiscal year ended August 31, 1996 and for the six month period ended February 28, 1997.

FIVE MONTHS COMPRISING FISCAL YEAR ENDED AUGUST 31, 1996

      For the period ended August 31, 1996, the Company had net sales of $1,018,441, cost of goods sold was $644,271, resulting in a gross profit of $374,170. For this period, total operating expenses for such period were $343,888 resulting in net earnings of $32,204. For the period ended August 31, 1996, the Company had total current assets of $3,004,919, working capital of $1,657,320, long-term debt, net liabilities of $22,387, and total shareholders' equity of $2,077,006.

SIX MONTHS ENDED FEBRUARY 28, 1997

      For the six months ended February 28, 1997, the Company had net sales of $2,376,629, total cost of goods sold was $1,718,264, resulting in a gross profit of $1,198,365. For this period, total operating expenses were $653,199, resulting in net earnings of $466,470. For the six months ended February 28, 1997, the Company had a total current assets of $6,168,838, working capital of $5,534,581, long-term debt, net liabilities of $26,125 and shareholders' equity of $6,085,748.

LIQUIDITY AND CAPITAL RESOURCES

      As of February 28, 1997, the Company's primary source of equity was $3,865,865 of cash, $1,734,724 of accounts receivable, and $568,249 of inventories. Since inception, the Company has primarily funded its capital requirements through the private issuance for cash of 4,993,334 shares of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants grossing $ 6,543,501 (the "Private Offerings"). Net cash provided by operating activities for the period ended August 31, 1996, was $175 compared with $1,034,729 used in operating activities for the six months ended February 28, 1997. This decrease was primarily due to an increase in accounts receivable. Net cash provided by financing activities was $2,854,782 for the period ended August 31, 1996 compared with $2,967,427 for the six months ended February 28, 1997. The Company expects any negative cash flow from its operations to continue which will be funded primarily from working capital and secondarily from proceeds of the Public Offering.

      During the six months subsequent to August 31, 1996, the Company raised an aggregate of $3,451,938 through the issuance of shares of Common Stock and warrants to purchase Common Stock in the Private Offerings. The issuance of these securities accounted for the $1,761,813 increase in cash and cash equivalents from August 31, 1996 to February 28, 1997. In addition, accounts receivable increased by $1,375,791 from August 31, 1996 to February 29, 1997 as sales volume for the Company's wireless messaging products increased.

      The Company believes that its working capital is sufficient to fund operations through the end of the current calendar year. The Company has not established a line of credit or other similar financing arrangements with any lenders. There can be no assurance that the Company will be able to obtain any funding from any external sources on suitable terms, if at all. Management believes, however, that proceeds from the Public Offering will assist in meeting its capital requirements for the current calendar year. However, a decrease in expected revenues resulting from adverse economic conditions or otherwise, unforeseen costs, insufficient market penetration and any new product introductions could shorten the period during which the current working capital and proceeds of the Public Offering may be expected to satisfy the Company's capital requirements. As of February 28, 1997, the Company had no material capital commitments.

                                   BUSINESS

      The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the FCC. Eagle provides service and support for its products.

CURRENT PRODUCTS

      The principal products and enhancements currently being manufactured and sold by the Company relate to its wireless messaging products and include the following:

   LICENSE STARTER

      This is a new product which was developed to provide new paging license holders a method to install a system that will keep them in compliance with FCC regulations. The product is expandable, giving the license holder the ability to fund the expansion from revenues. Installation of this product requires 110VAC power and a standard telephone line. Revenues from sales of this product for the periods ended August 31, 1996 and February 28, 1997 were approximately $814,752 or 80% of total revenues and $1,663,640 or 70% of total revenues, respectively.

   STEALTH SERIES SLIMLINE BASE STATIONS

      This product is attractive and convenient where space has a high dollar cost. The product has the same specifications as a full size base station (described below) but takes up much less floor space and can be stacked for even higher density.

   FULL SIZE BASE STATION

      This product line can be configured for substantially all domestic and international paging frequencies.

   R.F. POWER AMPLIFIERS

      The high, medium and low power base station and link transmitter power amplifiers are designed to operate with any FCC type accepted exciter or may be combined with Eagle optional plug-in base station in the same volume as the power amplifier. All Eagle power amplifiers above 100 watts are equipped with Eagle "Heat Trap"(TM) design to provide the user with long life and high reliability performance.

   EXTEND-A-PAGE

      Extend-a-Page is designed to provide fill-in coverage in those locations where normal paging service from a wide area paging system is not adequate. Extend-a-Page receives the paging data on either a radio frequency ("RF") control link or wireline link and converts this information into low power simulcast compatible paging transmissions on any of the common paging frequencies. The Extend-a-Page transmits the paging information at a one to two watt level directly into hard to reach locations such as hospitals, underground structures, large industrial plants, and many locations near the outer coverage contour of paging systems.

   LINK PRODUCTS

      Major competitors have elected to license the Eagle Telecom 20x Control software and have it resident on their terminals. However, the customer can elect to purchase the same Link software directly from Eagle as part of an Eagle system at a lesser cost. Management believes that its software allows the user to mix and match the products of different vendors on a common system.

   MICROBEEP

      Management believes this to be the only small terminal resident in an IBM PC taking power from the PC and giving the user POCSAG numeric and alphanumeric flexibility at 512 and 1200 baud rate.

   ARBITRATOR

      Management believes this to be the only product that can reliably adjudicate and allow up to eight terminals to share the same transmitter, particularly in private carrier paging ("PCP") applications.

   The following wireless messaging products are in the final beta testing phase by the Company and have recently become available for commercial production and sale.

   KAR-STOPPER 950

      The KS-950 offers safer personal protection during possible car-jacking situations. When a thief demands and then takes possession, the driver is left behind, safe but without his or her vehicle. The driver may go to any phone in the U.S. or Canada and dial a special number, where a person will answer and proceed to assist them. In some instances the vehicle owner can, also using a touch tone phone, page the vehicle directly. A signal is then transmitted to the vehicle via satellite to a paging system which sends out a signal to immediately trigger a built in anti car-jacking device. Lights flash and a siren or horn sound is initiated causing immediate attention to the vehicle and concern to the thief. A shrill sounding 180db interior siren (optional) is also triggered. If the thief attempts to turn off the ignition or open any door or open the hood, the engine dies along with all functions of the ignition key switch. If the thief attempts to stop the system by removing the battery cables, the KS-950 memory system goes into effect, and when the cables are re-connected, the system resumes where it left off. The system can also be used to unlock vehicle doors when the driver is accidentally locked out or to lock the vehicle doors. Among the Kar-Stopper 950 features are: can be initiated from any phone i.e. (land, cellular, pay phone, etc.); works all over the world; audible and visual alerts; ignition disable circuit; four separate activation codes available; memory back-up; and short circuit protection.

   ENERGY WIZARD 2000

      The Energy Wizard 2000 is a new product being developed for use by Public Utility Companies to control switching in their sub-stations remotely using the low-cost paging infrastructure. At the present time, the utilities use existing voice channels on their radio communications system to control these Sub-Stations. Unfortunately, when switching is necessary and voice channels are being used, it reduces the capabilities and traffic capacity of the communications systems at a time when maximum communications capabilities are required to monitor emergencies on the system. The unit will be intelligent, being capable of detecting over voltages in excess of 125VAC and turning the system OFF activating various safety modes to avoid overloading sub-station or blacking out of consumers served by the controlled sub-station. Counters will register the activations and aborts of the controlled system. This system can be modified to control any process, water, gas, oil, electrical power or any other process that can be controlled by an ON/OFF relay.

PRODUCT CATEGORIES

   WIRELESS MESSAGING PRODUCTS

      For the fiscal year ended August 31, 1996 and the six months ended February 28, 1997, infrastructure equipment, which includes License Starter, Base Stations, power amplifiers, L20X, arbitrator, Extend-a-Page, and Micro Beep, accounted for substantially all of the Company's net sales.

      Paging is a method of wireless telecommunication which uses an assigned radio frequency to contact a paging subscriber anywhere within a service area. A paging system is generally operated by a service provider which incurs the cost of building and operating the system. Each service provider in the United States licenses spectrum from the FCC and elsewhere from the authorized government body to operate a paging frequency within either a local, regional, or national geographical area. Each paging subscriber is assigned a distinct telephone number which a caller dials to activate the subscriber's pager (a pocket-sized radio receiver carried by the subscriber). Telephone calls by the subscriber are received by a paging switch. A network of transmitters, that broadcast a signal over a specific geographical area, then receives the information from the paging switch through the controller and a radio signal is sent by the transmitters via antennae to the subscriber's pager. The transmitters manufactured by Eagle are specifically designed to simulcast, which is the transmission of the same signal over two or more transmitters on the same channel at the same time in an overlap area, resulting in superior voice and data quality and coverage area. The radio signal causes the pager to emit a beep or to vibrate, and to provide the subscriber with information from the caller in the form of a voice, tone, numeric or alphanumeric message.

      A pager has an advantage over a landline telephone in that the pager's reception is not restricted to a single location, and has an advantage over a cellular portable telephone in that a pager is smaller, has a much longer battery life, has excellent coverage, and is less expensive to use. Historically, the principal disadvantage of traditional paging service in comparison to landline telephones or cellular portable telephones has been that paging provided only one-way communication capabilities.

      However, this limitation may have been overcome in the United States as a result of the auction in 1994 by the FCC of nationwide and regional licenses for designated narrowband personal communication services ("NPCS"), radio frequencies or spectrum to service providers. Many of the nationwide license holders and many of the regional license holders are current Eagle customers, directly or indirectly. Additional licenses may be auctioned in 1996. The cost of the licenses to the NPCS auction winners in 1994 was approximately $1 billion. The FCC anticipates that these NPCS licenses will be used to provide such new services as pager location, two-way acknowledgment paging, advanced voice paging and data services.

      The NPCS radio frequencies or spectrum are located at three separate points within the total radio spectrum, at 902-928 MHZ, 930-931 MHZ and 940-941 MHZ. Initially, the radio frequencies located at 930-931 MHZ and 940- 941 MHZ have been designated for outbound message transmission (to the pager) and the 902-928 MHZ have been designated response channels (from the pager). This application is similar to traditional paging except that these license holders have been granted wider frequency band width permitting the user to transmit substantially more information. In addition, Eagle manufactures other paging infrastructure products that cater to the VHF and UHF paging frequencies in the United States and other areas of the world as well as supporting most international paging brands.

      The NPCS nationwide licenses cover all fifty states, the District of Columbia, American Samoa, Guam, the Northern Marianas Islands, Puerto Rico and the United States Virgin Islands. These licenses are divided into 50 KHz paired and unpaired channel categories. Paired channels permit both outbound and inbound signals while unpaired channels are limited to only outbound signals. Currently, there are 11 nationwide licenses and 6 additional licenses which were auctioned on a regional basis that cover the nation. Remaining to be auctioned are 7 licenses available on a major trading area ("MTA") basis and 2 licenses on a basic trading area ("BTA") basis.

      The FCC has imposed infrastructure construction or buildout requirements on all NPCS license holders. Each NPCS license holder must establish a minimum service availability for at least 37.5% of the population in its geographic region within five years after receiving the license. After ten years, each NPCS license holder must make the service available to at least 75% of the area's population. If a NPCS license holder fails to achieve these build-out requirements, it risks cancellation by the FCC of its NPCS license and a forfeiture of any auction monies paid.

      Eagle manufactures products that will enable paging license holders to legally put their systems into operation, at a low cost, a strategy adopted by the Company to create a "captive" customer in terms of future build out.

      Eagle offers its customers an end-to-end solution for NPCS applications. The Company has developed and introduced, at the September 1996 PCS show in San Francisco, new technology based products with enhanced architecture and technology from its existing paging systems to accommodate the advanced services available through paging and PCS. This system approach includes full product lines of radio frequency network controllers, transmitters, receivers, and a special satellite receiver system (to receive the response message from the end-user). The Company is currently shipping its NPCS products to various beta test sites, based on product development schedules and the build-out requirements of the NPCS license holders.

      The design of a paging system is customer specific and depends on (i) the number of paging subscribers the service provider desires to accommodate, (ii) the operating radio frequency, (iii) the geography of the service area, (iv) the expected system growth, and (v) specific features desired by the customer. Paging equipment hardware and software developed by the Company may be used with all types of paging service, including voice, tone numeric (telephone number display) or alphanumeric messaging (words and numbers display).

   SWITCHES

      The Company is involved at an early stage in the development of industry wide technology standards and is familiar with developments in paging protocol standards throughout the world. The Company works closely with its customers in the design of large, complex paging networks. Eagle believes that its customers' purchasing decisions are based, in large part, on the quality and technological capabilities of such networks. The Company has strategic agreements to purchase switches from major switch manufacturers. The Company believes that the advanced hardware and software features of its switches ensure high reliability and high volume call processing.

   RADIO FREQUENCY EQUIPMENT, TRANSMITTERS AND RECEIVERS

      Transmitters are available in frequency ranges of 70 MHZ to 960 MHZ and in power levels of 2 watts to 500 watts. Radio link receivers are available in frequency ranges of 70 MHZ to 960 MHZ. Satellite link receivers are available for integration directly with the transmitters at both Ku- and C- band frequencies.

      The Company's range of receivers detects the responses back from the two-way NPCS subscriber devices. The receivers take advantage of DSP demodulation techniques that maximize receiver performance.

      Depending upon frequency, antenna height, topography and power, Eagle transmitter systems are designed to cover broadcast cells with a diameter from 3 to 100 miles. Typical simulcast systems have broadcast cells which vary from 3 to 15 miles in diameter. Eagle transmitters are designed specifically for the high performance and reliability required for high speed simulcast networks.

   CONTROLLERS

      The Company currently offers products for transmitter control known as Eagle's L20TX transmitter control system, which is a medium-feature transmitter control system used in domestic and international markets, and the Company's new advanced Kar-Stopper 950 and Energy Wizard 2000 products were introduced at the September 1996 show in San Francisco.

MANUFACTURE OF NEW PRODUCTS

      The Company has identified several new products that would complement existing products and broaden its product base. The Company's strategy is to develop upgrades on existing products to enable it to obtain increased market share or extend the life of those products by several years.

SERVICE AND SUPPORT

      Eagle provides service to customers on a regular basis including installation, project management of turnkey systems, training, service or extended warranty contracts with the Company. The Company believes that it is essential to provide reliable service to customers in order to solidify customer relationships and to be the vendor of choice when new services or system expansions are sought by a customer. This relationship is further developed as customers come to depend upon the Company for installation, system optimization, warranty and post-warranty services.

      The Company has a warranty and maintenance program for both its hardware and software products and maintains a customer service network in its operating locations. Eagle's standard warranty provides its customers with repair or replacement of any defective Eagle manufactured equipment. The warranty is valid on all products for the period of one year from the later of the date of shipment or the installation by an Eagle qualified technician.

CUSTOMERS

      Eagle sells to a broad range of customers worldwide. In the United States, customers include the regional Bell operating companies, medical paging operators, and public and private radio common carriers. Internationally, customers include public telephone and telegraph companies, as well as private telecommunication service providers. Company customers include: Motorola, Ericsson, Inc., Mobil-Media, Inc., Pac-Tel, Paging Network, Inc., Norwegian Telecom, Inc., and Link II.

      The Company's two largest customers, Link II, and Houston Telephone accounted for approximately 36% and 19%, respectively, of the Company's sales for the six months ended February 28, 1997. Link II is a common carrier of exclusively wholesale one-way paging network services. Its customers purchase paging network services as an aggregator and resell Link II's network services to individual subscribers and other communications providers. Link II has secured the rights to use or options to purchase five PCP frequencies, three of which provide coverage in ten of the top ten markets, and several RCC frequencies providing regional coverage in two of the top ten markets. Link II will provide high-quality network services by utilizing regional network operational centers ("NOC") that will enable it to utilize a star network topology to control paging networks in multiple local markets within a wide geographical region. Link II intends to build its first NOC in metro New York City followed by Chicago, Los Angeles, Dallas and Atlanta. Link II then intends to expand operations nationwide by constructing five additional NOCs in top markets to allow for nationwide, local and national paging services.

MARKETING AND SALES

      The Company markets its products and services in the United States through representative organizations and internationally through agents. As the Company's business is highly technical, a majority of sales are complete systems with technical support. A large percentage of the Company's marketing comes from direct sales by the employees. The Company also utilizes distributors and agents to sell its products in certain countries and geographic regions to market outside of the Company's core markets.

      The Company currently has non-exclusive arrangements with 6 of such distributors and agents to service Canada and the midwest, eastern seaboard, and northeast regions of the United States. A non-exclusive arrangement is also in effect with one distributor on a worldwide basis and the Company has one exclusive arrangement with a distributor to service Australia. Terms of these arrangements provide for payments to the distributors on either a fixed percentage commission or discount from list price basis.

      As part of the Company's integrated marketing and sales efforts, Eagle encourages a philosophy of open communication between the Company and its customers.

INTERNATIONAL BUSINESS RISKS

      In 1996 and 1997, the Company generated net sales in markets outside of the United States, which amounted to 1.9% and 2.9% of total Company net sales for the periods ended August 31, 1996 and February 28, 1997, respectively. International sales are subject to the customary risks associated with international transactions, including political risks, local laws and taxes, the potential imposition of trade or currency exchange restrictions, tariff increases, transportation delays, difficulties or delays in collecting accounts receivable, and, to a lesser extent, exchange rate fluctuations. To protect its interests, the Company only services international business using letters of credit drawn on American or limited foreign corresponding banks.

RESEARCH AND DEVELOPMENT

      The Company believes that a strong commitment to research and development is essential to the continued growth of its business. One of the key components of the Company's development strategy is the promotion of a close relationship between its development staff, internally with Eagle's manufacturing and marketing personnel, and externally with Eagle's customers. This strategy has allowed Eagle to develop and bring to market customer-driven products.

      The Company has extensive expertise in the technologies required to develop wireless communications systems and products including high power, high frequency RF design digital signal processing, real-time software, high-speed digital logic, radio frequency and data network design. The Company believes that by having a research and development staff with expertise in these key areas, it is well positioned to develop enhancements for its existing products as well as the next generation of personal communication products. Investment in advanced computer-aided design tools for simulation and analysis has allowed Eagle to reduce the time for bringing new products to market. Research and development costs incurred by the Company for the periods ended February 28, 1997 and August 31, 1996 were $71,515 and $48,829 respectively.

MANUFACTURING

      Eagle currently manufactures its products at Company facilities in Houston, Texas. The Company's manufacturing expertise resides in assembling sub-assemblies and final systems that are configured to its customers' specifications. The components and assemblies used in the Company's products include electronic components such as resistors, capacitors, transistors, and semiconductors such as field programmable gate arrays, digital signal processors and microprocessors, and mechanical materials such as cabinets in which the systems are built. Substantially all of the components and parts used in the Company's products are available from multiple sources. In those instances where components are purchased from a single source, the supplier is reviewed frequently for stability and performance. Additionally, as necessary, the Company purchases sufficient quantities of certain components which have long-lead requirements in the world market. The Company ensures that all products are tested, tuned and verified prior to shipment to the customer.

      The Company plans to implement a total quality management philosophy throughout all of its operations, which it believes will eventually lead to ISO 9001 qualification. The Company plans to define standards and implement controls that will position it to seek ISO 9002 certification of is production and installation operations. The criteria for obtaining an ISO 9002 certification is defined by the International Organization for Standardization. Compliance with ISO 9002 standards is assessed by independent ISO certified ISO auditors. Compliance beyond the original certification is reviewed periodically by independent ISO auditors and on-going compliance is required to maintain the ISO certification. The Company has purchased and is implementing a computer-based manufacturing and sales management system. This new system, external consultants, and existing personnel will be utilized to define and implement the changes that will be required for ISO 9002 certification. The attainment of ISO 9002 certification would allow the Company to expand its sales to the European Common Market.

      The Company is in the process of implementing a computerized system which will be used to control and monitor all areas of the Company from sales to shipping.

COMPETITION

      The Company supplies transmitters, receivers, controllers and software used in paging, voice messaging and message management systems. While the services from the foregoing products represent a significant portion of the wireless personal communications industry today, the industry is expanding to include new services and new markets. The wireless personal communications industry includes equipment manufacturers that serve many of the same PCS markets served by the Company. Certain of the Company's competitors, and all competitors that have publicly tradeable securities, have significantly greater resources than the Company, and their can be no assurance that Eagle will be able to compete successfully in the future. In addition, manufacturers of wireless telecommunications equipment, including those in the cellular telephone industry, certain of which are larger and have significantly greater resources than the Company, could elect to enter into the Company's markets and compete with Eagle's products. There can be no assurance that the Company will be able to increase its market share in the future.

PROPRIETARY INFORMATION

      The Company attempts to protect its proprietary technology through a combination of trade secrets, non-disclosure agreements, technical measures, and common law remedies with respect to certain proprietary technology. Such protection may not preclude competitors from developing products with features similar to the Company's products. The laws of some foreign countries in which the Company sells or may sell its products do not protect the Company's proprietary rights in the products to the same extent as do the laws of the United States. Although the Company believes that its products and technology do not infringe on the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Company in the future. If such litigation resulted in the Company's inability to use technology, the Company might be required to expend substantial resources to develop alternative technology. There can be no assurance that the Company could successfully develop alternative technology on commercially reasonable terms.

REGULATION

      Many of the Company's products operate on radio frequencies. Radio frequency transmissions and emissions, and certain equipment used in connection therewith, are regulated in the United States and internationally. Regulatory approvals generally must be obtained by the Company in connection with the manufacture and sale of its products, and by customers to operate the Company's products. There can be no assurance that appropriate regulatory approvals will continue to be obtained, or that approvals required with respect to products being developed for the personal communications services market will be obtained. The enactment by federal, state, local or international governments of new laws or regulations or a change in the interpretation of existing regulations could affect the market for the

Company's products. Although recent deregulation of international telecommunications industries along with recent radio frequency spectrum allocations made by the FCC have increased the demand for the Company's products by providing users of those products with opportunities to establish new paging and other wireless personal communications services, there can be no assurance that the trend toward deregulations and current regulatory developments favorable to the promotion of new and expanded personal communications services will continue or that future regulatory changes will have a positive impact on the Company. On February 9, 1996, the FCC released a notice of proposed rule making covering a licensing rule and procedure change on the 929 MHZ and 931 MHZ as well as certain other paging frequencies which included a freeze on its acceptance of new applications for paging system licenses. The Company believes that this freeze will increase sales of certain of its product lines as customers respond to the "install of lose" nature of the proposed licensing rule. The long-term effect is expected to cause the current system operators to purchase and install new equipment using their current licenses in an effort to increase the efficiency of operations rather than expanding into new territories.

EMPLOYEES

      At February 28, 1997, the Company employed approximately 35 persons and retained 10 independent contractors. The Company believes its employee relations to be good. The Company enters into independent contractual relationships with various individuals, from time to time, as needed.

DESCRIPTION OF PROPERTY

      The Company's headquarters are located in Houston, Texas and include approximately 15,000 square feet of leased office and warehouse space. The lease is at market rates and expires in 1998. The Company insures its facilities in an amount it believes is adequate and customary in the industry. The Company believes that its existing facilities are adequate to meet its current requirements but anticipates the need for additional space within the next year. The Company believes that suitable additional space in close proximity to its existing headquarters will be available as needed to accommodate such growth of its operations through the foreseeable future.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The Company's directors and executive officers are:

 NAME                             AGE                   POSITION

H. Dean Cubley                    55       Chairman of the Board of Directors,
                                           President and Chief Executive Officer

Christopher W. "James" Futer      57       Director, Executive Vice President
                                           and Chief Operating Officer

A. L. Clifford                    53       Director

Richard Royall                    51       Chief Financial Officer

      H. DEAN CUBLEY has served as chairman of the board, president and chief executive officer of the Company since March 1996. Prior to that, Dr. Cubley served as vice-president of Eagle, Inc. from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center which managed the Wake Shield Flight aboard the Shuttle in September 1995. In February 1992, Dr. Cubley personally filed for protection under the federal bankruptcy laws, which filing was discharged in June 1992. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five year portion of that period, Dr. Cubley was the Antenna Subsystems Manager for all spacecraft antennas for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of eight patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a masters degree in from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph D in Electrical Engineering from the University of Houston. Since 1977, Dr. Cubley has been actively engaged in the commercial telecommunications industry and has been instrumental in many of its technological advancements.

      JAMES FUTER has served as a director, chief operating officer and vice president of the Company since March 1996. Prior to that, Mr. Futer served as general manager of Eagle Aerospace, Inc. Telecom Division from November 1994 until February 1996. From May 1993 to November 1994, Mr. Futer was employed as a vice president of operations with Starcom, Inc. Prior thereto, he was employed with Paging Products International. Mr. Futer was a manager of Universal Cellular, Inc., a California corporation ("UCI"), from October 1990 until February 1991. Mr. Futer resigned from UCI in February 1991 due to his disagreement with UCI management over its business policy and practices. In June 1993, UCI filed for protection under the federal bankruptcy laws. Mr. Futer's spectrum of experience has included work in the fields of hi-tech flight simulation and display technologies (especially those of light emitting diodes and liquid crystal displays), and in consumer electronics, i.e. electronic watches, pocket calculators, and electronic games. Most recently, he has been involved in pager design, manufacture and marketing, as well as the wider field of paging equipment. His international background includes work with Hatfield Instrument (in England, where he was born), Canadian Aviation Electronics, located in Montreal, Canada, General Instruments (in Canada and the United States), Litronix (in California) and Siemens (living in California and England and commuting to the head office in Munich, as well as Berlin, Paris and Milan). In 1975, he was instrumental in implementing a major "turn-key" technology transfer from Canada to the (then) Soviet Union for the manufacture of hand-held electronic calculators, an operation which the Soviets then improved from the consumer level and adapted to suit their particular requirements. Since 1975, Mr. Futer has had extensive in-depth experience of interfacing with Pacific Rim countries. In 1992 and 1993, he spent time in the People's Republic of China co-ordinating a successful technology transfer for one of the first pager manufacturing facilities.

      A. L. CLIFFORD has served as a director since December 1996. Mr. Clifford has served as president of Clifford & Associates for over five years, a company involved in the distribution of electrical and electronic products throughout the Midwest since 1920. Mr. Clifford is a graduate of the University of Miami, where he studied business and attended law school.

      RICHARD R. ROYALL has been a certified public accountant since 1971. From 1971 to 1976, Mr. Royall was employed with Haskins & Sells, Laventhol & Horwath (a partner from 1976 to 1986), and Bracken, Krutilek & Royall

(1986). In 1986, Mr. Royall practiced accounting as a sole proprietor. Since 1987, Mr. Royall has been a partner in Royall & Fleschler, certified public accountants. In addition to the foregoing, Mr. Royall serves as financial officer and director of companies operating in the oil and gas industry, software industry and chemical industries, none of which are affiliated with the Company.

      The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. None of the directors receive any compensation or reimbursement of out-of-pocket expenses to attend Board meetings. The Company has not established and does not maintain any compensation, audit, executive or nominating committees. All officers serve at the discretion of the Board of Directors. There are no family relationships between or among any of the directors and executive officers of the Company.

EXECUTIVE COMPENSATION

      Dr. Cubley is currently paid a salary of $70,000 per year. For the fiscal year ended August 31, 1996, Dr. Cubley was paid $30,000. No other executive officer received in excess of $100,000 in compensation during the fiscal year ended August 31, 1996. The Company has not entered into employment agreements with any of its executive officers.

STOCK OPTIONS

      In July 1996, the Board of Directors and majority stockholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of the date of this Prospectus, no options have been granted pursuant to such plan and the Company has no present plans for the issuance thereof. The Company does not have a defined benefit plan or any retirement or long-term incentive plans.

CERTAIN TRANSACTIONS

      The Company was incorporated in May 1993, but did not conduct any substantive business operations until it acquired cash, certain inventory and test equipment from Hou-Tex Trust, Bailey Trust, Futer Family Trust and John Nagel totaling approximately $500,000 and concurrently acquired certain assets from an affiliate of Dr. Cubley totaling approximately $260,000, both of which occurred in April 1996. Additionally, the Company assumed liabilities owed to certain principal stockholders and founders as follows: (i) $145,000 to an affiliate of Dr. Cubley; (ii) $33,000 to certain founding shareholders; and
(iii) $82,000 to certain unrelated third parties. Promoters of the Company are Hou- Tex Trust, B and F Trust, Futer Family Trust, Dr. Cubley, Mr. Futer, Mr. Clifford, Mr. Porter Barton and Re-alt Group, LLC. The officers of the Company disclaim beneficial ownership, as well as the voting and disposition power of the Company securities owned by Hou-Tex Trust B and F Trust, and Futer Family Trust.

      In connection with the organization of the Company, 3,150,000 shares of Common Stock were issued to the Hou-Tex Trust, 990,000 shares of Common Stock were issued to the Futer Family Trust, 180,000 shares of Common Stock were issued to the Bailey Trust, and 180,000 shares of Common Stock were issued to John Nagel, such issuances were for nominal services rendered, contribution of certain net assets and cash valued at approximately $345,000. In July 1996, the Company issued for fundraising services rendered: $.05 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively; and $.50 Warrants to purchase 350,000, 110,000, 20,000 and 20,000 shares, respectively, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel, respectively. Neither of these $.05 Warrants or $.50 Warrants are exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. The Company issued, for fundraising services rendered, to the Hou-Tex Trust, the Futer Family Trust, the Bailey Trust and Mr. Nagel: Class A Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively; and Class B Warrants to purchase 350,000 shares, 110,000 shares, 20,000 shares, and 20,000 shares, respectively. The Company issued, for fundraising services, warrants to purchase an aggregate of 700,000 shares of Common Stock at $.01 per share to the following entities and individuals: warrants to purchase 490,000 shares to the B and F Trust, warrants to purchase 154,000 shares to the Futer Family Trust, warrants to purchase 28,000 shares to the Bailey Trust and warrants to purchase 28,000 shares to John Nagel. All of such warrants became exercisable in December 1996 and were exercised in full in February 1997.

      From September 1996 through December 1997, the Company issued to Messrs. Clifford and Barton and Re-alt Group, LLC the following securities: 366,000, 975,000 and 567,000 shares of Common Stock, respectively; $.05 Warrants to purchase 166,667 shares, 166,667 shares and 166,666 shares of Common Stock, respectively; and $.50 Warrants to purchase 166,667 shares, 106,667 shares and 166,666 shares of Common Stock, respectively; Class A Warrants to purchase 166,667 shares, 166,667 shares, 166,666 shares, respectively; and Class B Warrants to purchase 166,667 shares, 166,667 shares, and 166,666 shares, respectively. Amounts listed for Mr. Barton include securities issued to the Barton Family Trust. All of the above issuances of Common Stock were for approximately $120,000 of expenses incurred on behalf of the Company by these parties in connection with fundraising activities. The issuance of the Warrants were for fundarising services rendered.

       Certain principal stockholders (or affiliates thereof) of the Company, including Messrs. Futer and Clifford are also principal stockholders of Link II. Mr. Clifford is also the chairman, president and chief executive officer of Link II and Dr. Cubley is a director of Link II. In addition, the Company and Link II have executed an agreement, whereby the Company would receive up to an 8% equity interest in Link II in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at a rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of February 28, 1997, the Company had earned the full 8% equity interest to be evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company. As of February 28, 1997, Link II owed the Company $862,268, comprising approximately 59% of the accounts receivable at such date.

       In September 1996, Richard Royall was issued $.05 Warrants to purchase 12,500 shares of Common Stock, and $5.00 Warrants to purchase 12,500 shares of Common Stock. The $.05 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

LIMITATION OF DIRECTORS' LIABILITY

       The Company's Articles of Incorporation eliminates, subject to certain exceptions, the personal liability of directors of the Company or its stockholders for monetary damages for breaches of fiduciary duty by such directors. The Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director derives an improper personal benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. This provision of the Articles of Incorporation will limit the remedies available to the stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision; such stockholder's only remedy may be to bring a suit to prevent the action of the Board. This remedy may not be effective in many situations, because stockholders are often unaware of a transaction or an event prior to Board action in respect of such transaction or event. In these cases, the stockholders and the Company could be injured by a Board's decision and have no effective remedy.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth, as of the date of this Prospectus, the number and percentage of outstanding shares of Company Common Stock owned by (i) each person known to the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.


                        NUMBER OF SHARES OF COMMON STOCK

                                                                  BENEFICIALLY OUTSTANDING             PERCENTAGE OF OWNERSHIP
                                                             -----------------------------------      -------------------------
                                                               BEFORE                 AFTER             BEFORE         AFTER
NAME AND ADDRESS OF                                            PUBLIC                 PUBLIC            PUBLIC        PUBLIC
BENEFICIAL OWNERS (1)                                        OFFERING (2)           OFFERING(3)       OFFERING(2)   OFFERING(3)
                                                             ------------           -----------       -----------   -----------
Hou-Tex Trust .......................................        3,850,000(4)           3,850,000            31.6%          25.4%
H. Dean Cubley (5) ..................................             --                     --            --             --
Futer Family Trust ..................................        1,364,000(6)           1,364,000            11.7%           9.3%
Christopher W. "James" Futer(7) .....................             --                     --            --             --
Philippe Caland .....................................        1,050,000(8)           1,050,000             8.4%           6.8%
Wallington Investment, Ltd. .........................        1,020,000(9)           1,020,000             8.4%           6.7%
Mohamad Hadeed ......................................          960,000(10)            960,000             7.9%           6.4%
Re-alt Group, LLC ...................................          900,332(11)            990,332             7.6%           6.1%
Barton Family Trust (12) ............................          746,634(13)            746,634             6.3%           5.0%
A. L. Clifford ......................................          699,334(14)            699,334             5.9%           4.7%
All officers and directors (4 persons) ..............          711,834(15)            699,334             6.2%           4.9%

-------------
(1) Each address is the Company, except for (i) Mohamad Hadeed c/o Ritz Carlton Hotel, 2100 Massachusetts Ave., NW Washington, DC 20008, (ii) Barton Family Trust at 45 Alhambra Plaza, Coral Cables, Florida, 33134,
      (iii) Re-alt Group, LLC at 8692 M-32 Highway, Elmira Michigan 49730, (iv)
      A. L. Clifford at 1801 W. 18th Street, Indianapolis, IN 46202, (v) Wallington Investment, Ltd. at 6 Walmannstrasse, Zurich, Switzerland CH-8024(7), (vi) Hou-Tex Trust and Futer Family Trust at 1331 Lamar, Suite 1375, Houston, Texas 77010, and (vii) Philippe Caland at 951 Napoli, Pacific Palasades, CA 90272.

(2) Does not give effect to the $.05 Warrants and $.50 Warrants as these warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days. It is assumed, for purposes of this table, that this will not occur within 60 days of the date of this Prospectus. See "Management -- Certain Transactions" and "Description of Capital Stock -- Warrants."

(3)   Assumes that 3,000,000 shares are sold in the Public Offering.

(4) Includes (i) 350,000 shares underlying Class A Warrants and (ii) 350,000 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(5) Dr. Cubley disclaims beneficial ownership, as well as voting and disposition power of the shares of Common Stock and Warrants owned by the Hou-Tex Trust.

(6) Includes (i) 110,000 shares underlying Class A Warrants and (ii) 110,000 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(7) Mr. Futer disclaims beneficial ownership, as well as voting and disposition power of the shares of Common Stock and Warrants owned by Futer Family Trust.

(8)   Includes 1,050,000 shares underlying Class C Warrants.

(9) Includes 340,000 shares underlying Class A Warrants and 340,000 shares underlying Class B Warrants, which securities were purchased in a private offering, which shares of Common Stock were purchased at a purchase price of $1.50 per share.

(10) Includes (i) 320,000 shares underlying Class A Warrants and (ii) 320,000 shares underlying Class B Warrants.

(11) Includes 166,666 shares underlying Class A Warrants and 166,666 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(12)  An affiliate of Porter Barton.

(13) Includes 24,388 shares, 166,667 shares underlying Class A Warrants and 166,667 shares underlying Class B Warrants held in the name of Porter Barton. See "Management -- Certain Transactions."

(14) Includes 166,667 shares underlying Class A warrants and 166,667 shares underlying Class B Warrants. See "Management-- Certain Transactions."

(15) Includes warrants to purchase 333,334 shares of Common Stock that are currently exercisable.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

       The Company is authorized to issue up to 100,000,000 shares of Common Stock. There are 11,470,334 shares of Common Stock issued and outstanding, 3,000,000 shares are reserved for issuance in connection with the Public offering, up to 13,886,668 shares are reserved for issuance upon exercise of the Warrants, _______ shares are reserved for issuance upon exercise of the Representative's Warrant and 400,000 shares are reserved for issuance under the Company's stock option plan.

       The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of Common Stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and liquidation preferences on the Preferred Stock, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.

PREFERRED STOCK

       The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $.001 par value per share. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions.

       No shares of Preferred Stock will be outstanding as of the closing of this offering, and the Company has no present plans for the issuance thereof. The issuance of any such Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of such Preferred Stock could also adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock.

WARRANTS

       The Company has issued the following warrants to purchase an aggregate of 13,886,668 shares of Common Stock.

 CLASS A WARRANTS

    The Company has issued Class A Warrants to purchase 4,993,334 shares of Common Stock at $4.00 per share. The Class A Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class A Warrant holders will be entitled to exercise Class A Warrants at any time up to the business day next preceding the redemption date. The Class A Warrants provide for the payment, by the Company, of a 3% solicitation fee.

 CLASS B WARRANTS

    The Company has issued Class B Warrants to purchase 4,993,334 shares of Common Stock at $6.00 per share. The Class B Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class B Warrant holders will be entitled to exercise Class B Warrants at any time up to the business day next preceding the redemption date. The Class B Warrants provide for the payment, by the Company, of a 3% solicitation fee.

 CLASS C WARRANTS

    The Company has issued Class C Warrants to purchase 1,050,000 shares of Common Stock at $2.00 per share. The Class C Warrants are currently exercisable and expire on August 31, 2000. If the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of 20 consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant provided that such notice is mailed not later than 20 days after the end of such period and prescribes a redemption date at least 30 days but not more than 60 days thereafter. Class C Warrant holders will be entitled to exercise Class C Warrants at any time up to the business day next preceding the redemption date. The Class C Warrants provide for the payment, by the Company, of a 3% solicitation fee.

 $.05 WARRANTS

    The Company has issued $.05 Warrants to purchase 1,050,000 shares of Common Stock at $.05 per share, which expire in July 1999. The $.05 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive trading days.

 $.50 WARRANTS

    The Company has issued $.50 Warrants to purchase 1,375,000 shares of Common Stock at $.50 per share, which expire in July 1999. The $.50 Warrants are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for 20 consecutive days.

 $5.00 WARRANTS

    The Company has issued $5.00 Warrants to purchase 425,000 shares of Common Stock at $5.00 per share. The $5.00 Warrants are currently exercisable and expire in July 1999.

    In connection with the Public Offering, the Company has agreed to sell to the Representative the Representative's Warrant to purchase from the Company _______ shares of Common Stock.

TRANSFER AGENT

 Registrar & Transfer Company serves as the transfer agent for the shares of Common Stock.

                        SHARES AVAILABLE FOR FUTURE SALE

       Upon the closing of the Public Offering, there will be 14,470,334 shares of Common Stock issued and outstanding and up to 13,886,668 additional shares will be issuable upon exercise of the Warrants. The 3,000,000 shares of Common Stock offered in the Public Offering will be eligible for immediate resale in the public market. In addition, the 5,268,334 shares of Common Stock to be resold pursuant to this offering currently outstanding are eligible for immediate resale in the public market The remaining 6,202,000 shares of Common Stock outstanding and all 13,886,668 shares issuable upon exercise of the Warrants will be subject to the resale provisions of Rule 144 and the shares currently outstanding will become subject to an 18-month contractual lock-up with______________, restricting the resale of such shares for six months after the date of this Prospectus, with 33% freely tradeable after six months after the date of this Prospectus, 33% freely tradeable after the next six months and 33% freely tradeable after the next six months. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

       Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock.

Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company. Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                 PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

       This Prospectus relates to the resale of 5,268,334 shares of Common Stock by the Selling Stockholders, all of which shares are currently issued and outstanding.

       The table below sets forth information with respect to the resale of shares of Common Stock by the Selling Stockholders. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                 RESALE OF COMMON STOCK BY SELLING STOCKHOLDERS
                       SHARES CURRENTLY OUTSTANDING ("S"),
          SHARES TO BE ISSUED UPON EXERCISE OF CLASS A WARRANTS ("A"),
                             CLASS B WARRANTS ("B"),
                             CLASS C WARRANTS ("C"),
                             $.05 WARRANTS ("$.05"),
                             $.50 WARRANTS ("$.50"),
                          AND $5.00 WARRANTS ("$5.00")


                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Adhikary, Tapan Kumar         5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5000       B
Allen, Norman A. & Pamela
Holberg                      10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Asbeck, Marcia and Peter     10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Auchstetter, Gerald A.       15,000     S      15,000   S                     *
                             15,000     A                   15,000      A
                             15,000     B                   15,000      B
Azbell, Frederic K. &
Barbara A.                   20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B     *
B and F Trust               490,000     S      490,000  S                    -0-

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Bach, Robert L.              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Bailey Trust                208,000     S      208,000  S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
                             20,000   ($0.50)               20,000   ($0.50)
                             20,000   ($0.05)                20000   ($0.05)
Barrett, Gloria J. &
James L.                     20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Barrett, James G.            20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Barrett-Nelson, Hollye J.    20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Basche, Scott                10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Benson, Mark J.              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Bestgen, Ted                 20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Bloom, James August          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Brown, Jodie                 20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Brutger, Wayne A.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Buchanan, Jeffery L.         20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Burger, Cynthia              20,000     S      20,000   S                     *
                             20,000     A                   20,000      A

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             20,000     B                   20,000      B
Caland, Pierre              120,000     S      120,000  S                  2.00%
                            120,000     A                   120,000     A
                            120,000     B                   120,000     B
CASZ LLC                     50,000     S      50,000   S                     *
                             50,000   ($0.50)               50,000   ($.50)
                             50,000   ($5.00)               50,000   ($5.00)
Chisholm, Roger L.           10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Ciszewski, Mary & Mary H.    20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
CLFS Equities                25,000     S      25,000   S            ($0.50)  *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Clifford, John C.            40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Coatta, Jay D.               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Coatta, Jean E.              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Coatta, John B.              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Cohen, Morris                20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000
Cole, David L.               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Collis, Noel D.              20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Corlis IRA, Robert J.        20,000     S      20,000   S                     ??
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Corliss, Robert J.           20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Craven, Richard F.           20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                      20,000   B
Crook, James W.              20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Dahlberg, David              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
David L. Cole Pension Plan &
Trust                        20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Derrer, Roland Jack & Kay
Jean                         20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Dillon, Jr., Robert J.        5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Dompnier, Rene               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Donald M. Robinson IRA       10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Dulas, Daniel                10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Elituv, Chavan               40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Eric J. Overing IRA           9,000     S       9,000   S                     *
                              9,000     A                    9,000      A
                              9,000     B                    9,000      B
Erickson, Eric                5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Ericson, James E.            20,000     S      20,000   S                     *

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Ericson, Sr., James          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Erkkila, Russell E.          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Estrich, Mark and Terry       5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Estrich, Walter and Florence  5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Eye Guys, Inc                10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Flink, John Leonard          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Fowler, Lawarence C. &
Dianne K.                    10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Francis, Donald F. &
Barbara J.                   12,500     S      12,500   S                     *
                             12,500   ($0.50)               12,500   ($0.50)
                             12,500   ($5.00)               12,500   ($5.00)
Franckowiak and Sparks,
James Deborah H.             10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Franckowiak, Norbert & Janet 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Franckowiak, Norbert & Mary  10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Fransen, Gene A. and Lois J. 20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Gabos, John                  20,000     S      20,000   S                     *

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Garrison, Valarie A. &
Lynn R.                      10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Gayken, Lydell               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Geislinger, Betty             1,333     S       1,333   S                     *
                              1,333     A                    1,333      A
                              1,333     B                    1,333      B
Geislinger, Irv               5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Geislinger, Jeffrey J.        5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Geraci IRA, Joseph            5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Geraci, Joseph A.             5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Gerald D. Stoltz Profit
Sharing Plan                 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Gill, Robert A.              20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Glutzer, Norman M. and
Barbara                      10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Goetz, Jr., Roger H.         10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Goetzke, Lester              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Goldberg, Bennett            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             10,000     B                   10,000      B
Graybow, Bruce               40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Graybow, Rita                10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Graybow, Rita                20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Graybow, Steven              30,000     S      30,000   S                     *
                             30,000     A                   30,000      A
                             30,000     B                   30,000      B
Griner, Jr., Frank W.         5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Gross, Charles V.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Gustafson, William T. and
Barbara J.                   10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Hadeed, Mohamad             320,000     S      320,000  S
                            320,000     A                   320,000     A  5.30%
                            320,000     B                    320000     B
Hafiz, Richard J.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Hanneman, William E.         15,000     S      15,000   S                     *
                             15,000     A                   15,000      A
                             15,000     B                   15,000      B
Hart, Gary                   25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)                25,000  ($5.00)
Hennen, Eugene               10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Hennen, Jr, Joseph P.        20,000     S      20,000   S                     *
                             20,000     A                   20,000      A

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             20,000     B                   20,000      B
Hennen, Sr., Joe             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Hewitt, Robert C.            20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Hillen, John                 20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                    20,000     B
Hoffmann, D.C.               10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Holberg, Darlyne L.           5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Holberg, Larry W.            50,000     S      50,000   S                     *
                             50,000     A                   50,000      A
                             50,000     B                   50,000      B
Hooe, Jr., Nelson D.         10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Hopkins, Evan                 5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Horsell, William & Cheryl    10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Huot, Irene R.               10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Irving J. Geislinger IRA      3,667     S       3,667   S                     *
                              3,667     A                    3,667      A
                              3,667     B                    3,667      B
Jensen, Julian S.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Johnson, Bryan T.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Jones, Robert A.              5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Kaatz, Gary                   5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Kammerer, Celine             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Kaufman, Lewis H.            40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Kaufmann, Walter A.          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Keczmer, Daniel L. & Lisa A. 20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Keczmer, Daniel Pattrick, Sr.
and Alice                    20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Keczmer, Pamela              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Kelly, David J.               5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Kinney, Larry J.             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Klein, Gerald A.              5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Klein, Robert N.             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Klein, Roger A. & Darlene C. 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Klein, Sr., Roger H.          5,000      S       5,000   S                     *
                              5,000      A                    5,000      A
                              5,000      B                    5,000      B
Kolb, Robert T.              25,000     S      25,000    S                     *
                             25,000   ($0.50)                25,000   ($0.50)
                             25,000   ($5.00)                25,000   ($5.00)
Kosar, Jr., Bernie           60,000     S      60,000    S                 1.00%
                             60,000     A                      60,000   A
                             60,000     B                      60,000   B
Kosar, Sr., Bernard and
Geraldine                    20,000     S      20,000    S                     *
                             20,000     A                      20,000   A
                             20,000     B                      20,000   B
Langer, IRA, Vern J.          5,000     S       5,000    S                     *
                              5,000     A                       5,000   A
                              5,000     B                       5,000   B
Langer, Michael               5,000     S       5,000    S                     *
                              5,000     A                       5,000   A
                              5,000     B                       5,000   B
Laritson, John                5,000     S       5,000    S                     *
                              5,000     A                       5,000   A
                              5,000     B                       5,000   B
Larson, Wayne H.             20,000     S      20,000    S                     *
                             20,000     A                      20,000   A
                             20,000     B                      20,000   B
Lauerman, James E.           10,000     S      10,000    S                     *
                             10,000     A                      10,000   A
                             10,000     B                      10,000   B
Lauret, Thurman              20,000     S      20,000    S                     *
                             20,000     A                      20,000   A
                             20,000     B                      20,000   B
Lease, Micheal W.             5,000     S       5,000    S                     *
                              5,000     A                       5,000   A
                              5,000     B                       5,000   B
Leckrone, Janine              5,000     S       5,000    S                     *
                              5,000     A                       5,000   A
                              5,000     B                       5,000   B
Lehrke, Ronald K.            10,000     S      10,000    S                     *
                             10,000     A                      10,000   A
                             10,000     B                      10,000   B
Lilja, David S.              40,000     S      40,000    S                     *

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             40,000     A                      40,000   A
                             40,000     B                      40,000   B
Maddern, James R. and
Kristine K.                   3,334     S       3,334   S                     *
                              3,334     A                       3,334   A
                              3,334     B                       3,334   B
Magnusson, Jan H.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Mahon, William F.            20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Mangini, Oscar R.            20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Mark and Margaret Damon
Trust                        60,000     S      60,000   S                  1.00%
                             60,000     A                   60,000      A
                             60,000     B                   60,000      B
Matelski Lumber Company      20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Matelski, Wanda E. & Carl D.
Parker                       10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
McKeehan, Robert J.          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Meyer, Daniel                10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Miller, Thomas D.            20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Miller, Wallace F. &
DeLois J.                    60,000     S      60,000   S                  1.00%
                             60,000     A                   60,000      A
                             60,000     B                   60,000      B
Mitchell, Gerald M.          10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Mitroo, J.B.                  5,000     S       5,000   S                     *

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Monty, Edward G.             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Moriarty, Barbara J. and
Maurice F.                   10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Mount, Richard L.            25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Nagel, Gregory A.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Nagel, John                 208,000     S      208,000  S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
                             20,000   ($0.50)               20,000   ($0.50)
                             20,000   ($0.05)                20000   ($.05)
Nakagawa, Cressey H.         25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Nicksa, James H.             25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Nicolodi, Fulvia Casella     60,000     S      60,000   S                  1.00%
                             60,000     A                   60,000      A
                             60,000     B                   60,000      B
Nyquist, R. Dwight and Marie
Ann B.                        5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Park, M.D., Myung C.        100,000     S      100,000  S                  1.70%
                            100,000     A                   100,000     A
                            100,000     B                   100,000     B
Patzner, Rick M.             70,000     S      70,000   S                  1.20%
                             70,000     A                   70,000      A
                             70,000     B                   70,000      B
Pearson, Eldean              5,000      S       5,000   S                     *
                             5,000      A                    5,000      A

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                              5,000     B                    5,000      B
Pechota, Gary L.              5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Peddireddi, Srinivasa R.     20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Peddireddi, Srinivasa R.     10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Pellerito, Ronald             5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Penn, Sean                   20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Perman, Mark                 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Port, Adam                    2,500     S       2,500   S                     *
                              2,500     A                    2,500      A
                              2,500     B                    2,500      B
Port, Joseph                  2,500     S       2,500   S                     *
                              2,500     A                    2,500      A
                              2,500     B                    2,500      B
Port, Joshua                  2,500     S       2,500   S                     *
                              2,500     A                    2,500      A
                              2,500     B                    2,500      B
Port, Moses                   2,500     S       2,500   S                     *
                              2,500     A                    2,500      A
                              2,500     B                    2,500      B
Port, Stephen & Phyllis      10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Powell, John R.               5,000      S       5,000   S                     *
                              5,000      A                    5,000      A
                              5,000      B                    5,000      B
Quam, Scott A. and
Kristine S.                   5,000      S       5,000   S                     *
                              5,000      A                    5,000      A
                              5,000      B                    5,000      B

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Redman, Mark Victor          20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Rieman, Raymond              20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Robarge, Ralph and Patricia  10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Robert H. Tucker Trust       10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Rohkohl, Arlene A.           10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Sanderman, Robert J.         45,000     S      45,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Schaffer, Don M.             20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Schank, Daniel J.             5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Segal, Randy                 40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Severini, Dominic &
Kerrjie A.                   10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Severini, Jr., Fred          15,000     S      15,000   S                     *
                             15,000     A                   15,000      A
                             15,000     B                   15,000      B
Severini, Jr., Vincent J.    10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Sexton, David                 5,000     S       5,000   S                     *
                              5,000     A                    5,000      A

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                              5,000     B                    5,000      B
Shaffer, Byron G.           100,000     S      100,000  S                  1.70%
                            100,000     A                   100,000     A
                            100,000     B                   100,000     B
Silletto, Jan and Donna      20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Simmons, Ed                   5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Siwecki, Henry A. &
Christine F.                 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Siwecki, Henry T.            25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($0.50)
                             25,000   ($5.00)               25,000   ($5.00)
Siwecki, Henry T. & Marie    60,000     S      60,000   S                  1.00%
                             60,000     A                   60,000      A
                             60,000     B                   60,000      B
Smalley, Cathy M.             2,500     S       2,500   S                     *
                              2,500   ($0.50)                2,500   ($0.50)
                              2,500   ($5.00)                2,500   ($5.00)
Solo One LLC                  6,000   ($0.50)                6,000   ($0.50)
                              6,000   ($5.00)                6,000   ($5.00)
Stark, Randall P.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Stein, Charles M.            10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Stein, Charles M.             5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Steinke, Charles J.          20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Stelton, Craig                5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Stoffel, August M. and
Ann M.                       20,000     S      20,000   S                     *

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Stoffel, August M. and
Michel1e L.                  10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Sud, Jim                     20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Sulak, Cecilia               12,500     S      12,500   S                     *
                             12,500   ($0.50)               12,500   ($0.50)
                             12,500   ($5.00)               12,500   ($5.00)
Sylla, Craig J.               1,000     S       1,000   S                     *
                              1,000     A                    1,000      A
                              1,000     B                    1,000      B
Tancheff, John               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Tautges, Thomas and Mary Jo   5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Tell, Brian                  10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Tesch, Michael A. & Carmen M.35,000     S      35,000   S                     *
                             35,000     A                   35,000      A
                             35,000     B                   35,000      B
Thomas S. Shoopman IRA       20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Traut, Mark Joseph           20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Tulgestke, Gordon             6,250     S       6,250   S                     *
                              6,250   ($0.50)                6,250   ($0.50)
                              6,250   ($5.00)                6,250   ($5.00)
Tuschner, Jeni                5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
Tuschner, John M. Tuschner
&Julie K. Havlicek            5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Tutewohl, Leo & Sharon        5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
Van Alen, Judith F.          70,000     S      70,000   S                  1.20%
                             70,000     A                   70,000      A
                             70,000     B                   70,000      B
VanOverbeke, James C. &
Michaline A.                 10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Vatland, Harlan J.           10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Vehling and Robinson,
Derek K.and Karen A.         10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Villavicencio, Gilbert       10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Wallace F. Miller, IRA       40,000     S      40,000   S                     *
                             40,000     A                   40,000      A
                             40,000     B                   40,000      B
Wallington Investment Ltd.  340,000     S      340,000  S                  5.60%
                            340,000     A                   340,000     A
                            340,000     B                   340,000     B
Wayne, E. Robie              10,000     S      10,000   S                     *
                             10,000     A                   10,000      A
                             10,000     B                   10,000      B
Westman, Bruce               20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Zaremba Group LLC            67,750     S      67,750   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
                             47,750   ($0.50)               47,750   ($0.50)

                                           AMOUNT OFFERED
                              SHARES       (ASSUMING ALL       SHARES
                           BENEFICIALLY       SHARES        BENEFICIALLY
                           OWNED BEFORE     IMMEDIATELY     OWNED AFTER  PERCENT
       STOCKHOLDER           RESALE            SOLD)           RESALE      AGE
       -----------         ------------    --------------   ------------  ------
                             47,750   ($5.00)               47,750   ($5.00)
Zaremba, David                3,125     S       3,125   S                     *
                              3,125   ($0.50)                3,125   ($0.50)
                              3,125   ($5.00)                3,125   ($5.00)
Zaremba, Frank J.             3,125     S       3,125   S                     *
                              3,125   ($0.50)                3,125   ($0.50)
                              3,125   ($5.00)                3,125   ($5.00)
Zaremba, James R.             3,125     S       3,125   S                     *
                              3,125   ($0.50)                3,125   ($0.50)
                              3,125   ($5.00)                3,125   ($5.00)
Zaremba, John M.              3,125     S       3,125   S                     *
                              3,125   ($0.50)                3,125   ($0.50)
                              3,125   ($5.00)                3,125   ($5.00)
Zaremba, Walter              25,000     S      25,000   S                     *
                             25,000   ($0.50)               25,000   ($.50)
                             25,000   ($5.00)               25,000   ($5.00)
Zbikowski IRA, Scott T.      20,000     S      20,000   S                     *
                             20,000     A                   20,000      A
                             20,000     B                   20,000      B
Zbikowski, Scott T.          50,000     S      50,000   S                     *
                             50,000     A                   50,000      A
                             50,000     B                   50,000      B
Zurek, Mark J.                5,000     S       5,000   S                     *
                              5,000     A                    5,000      A
                              5,000     B                    5,000      B
* denotes less than 1%

      The 5,268,334 shares offered by the Selling Stockholders may be sold by one or more of the following methods, without limitation: (i) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (ii) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, in connection with such sales. The Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus. As a result of such shares being registered under the Act, holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Common Stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement to which this Prospectus relates is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any of the Selling Stockholders regarding such liability.

                                 LEGAL MATTERS

 Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon for the Company by Brewer & Pritchard, P.C., Houston, Texas. Principals of Brewer & Pritchard, P.C. own $.05 Warrants to purchase 12,500 shares of Common Stock and $5.00 Warrants to purchase 12,500 shares of Common Stock.


                                    EXPERTS

 The audited financial statements as of August 31, 1996 included in this Prospectus have been included herein in reliance upon the report of McManus & Co., P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        [MCMANUS & CO., P.C. LETTERHEAD]

                         INDEPENDENT ACCOUNTANT'S REPORT


To the Stockholders of
Eagle Telecom International, Inc.

We have reviewed the accompanying balance sheet of Eagle Telecom International, Inc. as of February 28, 1997, and the related statements of earnings, shareholder's equity, and cash flows for the period September 1, 1996 through February 28, 1997 in accordance with statements on standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial Statements is the representation of the management of Eagle Telecom International, Inc.

A review consists principally of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with general accepted accounting principles.

The financial statements for the year ended August 31, 1996, were audited by us, and we expressed an unqualified opinion on them in our report dated September 25, 1996, but we have not performed any auditing procedures since that date.


MCMANUS & CO., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
MORRIS PLAINS,  NEW JERSEY  07950

March 21, 1997

                       EAGLE TELECOM INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                                                                   August  31,
                                                                                     February  28          -------------------------
                                                                                         1997                 1996            1995
                                                                                      (Unaudited)          (Audited)       (Audited)
                                                                                      -----------         -----------         ------
Current Assets:
        Cash and Cash Equivalents (Note 1) ...................................        $ 3,865,865         $ 2,104,052           --
        Accounts Receivable ..................................................          1,734,724             358,933          1,000
        Inventories (Note 1) .................................................            568,249             525,311           --
        Prepaid Expenses .....................................................               --                16,623           --
                                                                                      -----------         -----------         ------
                Total Current Assets .........................................          6,168,838           3,004,919          1,000

Property and Equipment (Note 1):
        Operating Equipment ..................................................            532,834             425,735           --
        Less: Accumulated Depreciation .......................................            (68,770)            (33,104)          --
                                                                                      -----------         -----------         ------
                Total Property and Equipment .................................            464,064             392,631           --

Other  Assets:
        Security Deposits ....................................................             10,568               8,950           --
        Deferred Financing Fees ..............................................               --                37,500           --
        Investment In Link Two Communications,  Inc. .........................            100,000                --             --
        Organization Expense (net of accumulated amortization) ...............              2,660               2,992           --
                Total Other Assets ...........................................            113,228              49,442           --
                                                                                      -----------         -----------         ------
        Total Assets .........................................................        $ 6,746,130         $ 3,446,992         $1,000
                                                                                      ===========         ===========         ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
        Accounts Payable - trade .............................................        $    82,890         $   168,013           --
        Accrued Payroll Taxes ................................................             12,999                --
        Accrued Expenses .....................................................             44,599             173,527           --
        Customer Deposits ....................................................             37,438             211,783           --
        Shareholders' Advances (Note 9) ......................................            185,000             290,000           --
        Subscriptions Payable ................................................               --                97,500           --
        Notes Payable (Note 2) ...............................................               --               386,082           --
        Capital Lease Obligations (Note 3) ...................................             34,851              20,694           --
        Federal Income Taxes  Payable (Note 4) ...............................            234,780                --             --
        Deferred Taxes (Note 4) ..............................................              1,700                --             --
                                                                                      -----------         -----------         ------
                Total Current Liabilities ....................................            634,257           1,347,599           --

Long - Term Liabilities:
        Capital Lease Obligations
                (net of current maturities) (Note 3) .........................             16,618              16,704           --
        Deferred Taxes (Note 4) ..............................................              9,507               5,683           --
                                                                                      -----------         -----------         ------
                Total Long - Term Liabilities ................................             26,125              22,387           --

Commitments and Contingent Liabilities (Note 10)

Shareholders' Equity:
        Preferred Stock - $.001  par  value
                Authorized 5,000,000  shares
                Issued -0- shares ............................................               --                  --             --
        Common  Stock - $.001 par value
                Authorized 100,000,000 shares
                Issued  11,225,334; 6,946,145; and
                    1,000 shares respectively ................................             11,226               6,946          1,000
        Paid in Capital ......................................................          5,575,848           2,037,856           --
        Retained Earnings ....................................................            498,674              32,204           --
                                                                                      -----------         -----------         ------
                Total Shareholders' Equity ...................................          6,085,748           2,077,006          1,000
                                                                                      -----------         -----------         ------
        Total Liabilities and Shareholders' Equity ...........................        $ 6,746,130         $ 3,446,992         $1,000
                                                                                      ===========         ===========         ======

  See accompanying accountant's report and notes to the financial statements.

                        EAGLE TELECOM INTERNATIONAL, INC.
                             STATEMENTS OF EARNINGS

                                                                    For  the  Six  Months       For  the  Years  Ended  August  31,
                                                                     Ended  February  28,     --------------------------------------
                                                                            1997                  1996            1995       1994
                                                                         (Unaudited)           (Audited)        (Audited)  (Audited)
                                                                         -----------          -----------       --------   ---------
Net  Sales .....................................................         $ 2,376,629          $ 1,018,441       $   --     $     --

Cost  of  Goods  Sold
        Materials  and  Supplies ...............................             610,624              228,765           --           --
        Direct  Labor  and  Related  Costs .....................             260,530              290,743           --           --
        Depreciation  and  Amortization ........................              21,400               19,986           --           --
        Other  Manufacturing  Costs ............................             285,710              104,776           --           --
                                                                         -----------          -----------       --------   ---------
                Total  Cost  of  Goods  Sold ...................           1,178,264              644,271           --           --
                                                                         -----------          -----------       --------   ---------
Gross  Profit ..................................................           1,198,365              374,170           --           --
                                                                         -----------          -----------       --------   ---------
Operating  Expenses
         Selling,  General  and  Administrative
                Salaries  and  Related  Costs ..................             307,393              181,338           --           --
                Advertising  and  Promotion ....................              89,837               65,461           --           --
                Depreciation  and  Amortization ................              14,600               13,451           --           --
                Other  Support  Costs ..........................             241,369               83,638           --           --
                                                                         -----------          -----------       --------   ---------
                Total  Operating  Expenses .....................             653,199              343,888           --           --
                                                                         -----------          -----------       --------   ---------
Earnings  From  Operations  Before  Other
        Revenues / (Expenses)  and  Taxes ......................             545,166               30,282           --           --

Other  Revenues / (Expenses)
        Interest  Income .......................................             164,444               10,501           --           --
        Interest  Expense ......................................              (2,836)              (2,896)
                                                                         -----------          -----------       --------   ---------
                Total  Other  Revenues .........................             161,608                7,605           --           --
                                                                         -----------          -----------          ----         ----
Earnings Before  Income  Taxes .................................             706,774               37,887           --           --

Provision  For  Income  Taxes ..................................             240,304                5,683           --           --
                                                                         -----------          -----------       --------   ---------
Net  Earnings ..................................................             466,470               32,204           --           --

Retained  Earnings - Beginning  of  Period .....................              32,204                 --             --           --
                                                                         -----------          -----------       --------   ---------
Retained  Earnings - End  of  Period ...........................         $   498,674          $    32,204       $   --     $     --
                                                                         ===========          ===========       ========   =========

Net  Earnings  Per  Common  Share:
Primary (Note 1) ...............................................         $     0.022          $     0.003       $   --     $     --
Fully  Diluted (Note 1) ........................................         $     0.019          $     0.002       $   --     $     --

  See accompanying accountant's report and notes to the financial statements.

                       EAGLE TELECOM INTERNATIONAL, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                      Additional                           Total
September 1, 1993                                       Common         Preferred        Paid In          Retained      Shareholders'
To February 28, 1997                                     Stock           Stock          Capital          Earnings         Equity
                                                        --------        -------       -----------        --------       -----------
September 1, 1993 ..............................        $  1,000        $  --         $      --          $   --         $     1,000
                                                        --------        -------       -----------        --------       -----------
Total Shareholders' Equity
 As Of August 31, 1994 ..........................          1,000           --                --              --               1,000
                                                        --------        -------       -----------        --------       -----------
Total Shareholders' Equity
 As Of August 31, 1995 ..........................          1,000           --                --              --               1,000

Net Earnings 1996 ...............................         32,204         32,204

Common Stock Relinquished .......................         (1,000)          --                --              --              (1,000)

New Stock Issued to Shareholders
      Hou - Tex Trust (April 1996) ..............          3,150           --             238,627            --             241,777
      Futer Family Trust (April 1996) ...........            990           --              74,996            --              75,986
      John Nagel (April 1996) ...................            180           --              13,636            --              13,816
      Bailey Trust (April 1996) .................            180           --              13,636            --              13,816

Private Placement ...............................          2,446           --           1,926,254            --           1,928,700

Issuance of Warrants for
      Fundraising Activities ....................           --             --              88,343            --              88,343

Syndication Costs ...............................           --             --            (317,636)           --            (317,636)
                                                        --------        -------       -----------        --------       -----------

Total Shareholders' Equity
 As Of August 31, 1996 ..........................          6,946           --           2,037,856          32,204         2,077,006


 Net Earnings As of Feb. 28, 1997 ...............           --             --              66,470         466,470


Private Placement ...............................          1,303           --           3,690,259            --           3,691,562

Conversion of Advances for Syndication ..........          1,908           --             118,092            --             120,000
      Costs to Common Stock

Conversion of Notes Payable
      to Common Stock ...........................            369           --             369,000            --             369,369

Exercise of $.01 Warrants:
      B & F Trust ...............................            490           --               4,410            --               4,900
      Futer Family  Trust .......................            154           --               1,386            --               1,540
      John Nagel ................................             28           --                 252            --                 280
      Bailey Trust ..............................             28           --                 252            --                 280

Issuance of Warrants for
      Fundraising Activities ....................           --             --             192,000            --             192,000

Syndication Costs ...............................           --             --            (837,659)           --            (837,659)
                                                        --------        -------       -----------        --------       -----------
Total Shareholders' Equity
 As Of February 28, 1997 ........................       $ 11,226        $  --         $ 5,575,848        $498,674       $ 6,085,748
                                                        ========        =======       ===========        ========       ===========

  See accompanying accountant's report and notes to the financial statements.

                        EAGLE TELECOM INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                For the Six Months    For the Years Ended August 31,
                                                                                Ended February 28,  --------------------------------
                                                                                       1997          1996          1995       1994
                                                                                   (Unaudited)     (Audited)    (Audited)  (Audited)
                                                                                   -----------    -----------    --------   --------
Cash Flows From Operating Activities
        Net Earnings ...........................................................   $   466,470    $    32,204    $   --     $   --

        Adjustments To Reconcile Net Earnings To Net Cash
          Used By Operating Activities:
                Depreciation and Amortization ..................................        36,000         33,437        --         --
                (Increase)/Decrease in Accounts Receivable .....................    (1,375,791)      (123,749)       --         --
                (Increase)/Decrease in Inventories .............................       (42,938)      (228,978)       --         --
                (Increase)/Decrease in Prepaid Expenses ........................        16,623        (16,623)       --         --
                Increase/(Decrease) in Accounts Payable ........................       (85,123)       168,013        --         --
                Increase/(Decrease) in Payroll Taxes  Payable ..................        12,999           --          --         --
                Increase/(Decrease) in Accrued Expenses ........................      (128,928)          (760)       --         --
                Increase/(Decrease) in Deferred Taxes ..........................         5,524          5,683        --         --
                Increase/(Decrease) in Customer Deposits .......................      (174,345)       130,948        --         --
                Increase/(Decrease) in Federal Income Taxes Payable ............       234,780           --          --         --
                                                                                   -----------    -----------    --------   --------
                Total Adjustments ..............................................    (1,501,199)       (32,029)       --         --
                                                                                   -----------    -----------    --------   --------
        Net Cash Used By Operating Activities ..................................    (1,034,729)           175        --         --


Cash Flows From Investing Activities
                Purchase of Property and Equipment .............................      (107,099)       (55,735)       --         --
                (Increase)/Decrease in Other  Assets ...........................        36,214        (49,775)       --         --
                 Increase in Investment in Link Two Communications, Inc. .......      (100,000)          --          --         --
                Changes in Investing Assets and Liabilities Resulting
                  From Shareholder Capital Contributions
                        Increase in Property ...................................          --         (300,000)       --         --
                        Increase in Inventory ..................................          --         (200,000)       --         --
                Changes in Investing Activities Resulting From
                  Acquiring Assets and Assuming Liabilities
                        Increase in Inventory ..................................          --          (96,333)       --         --
                        Increase in Accounts Receivable ........................          --         (234,184)       --         --
                        Increase in Furniture & Fixtures .......................          --          (70,000)       --         --
                        Increase in Accrued Expenses ...........................          --          140,510        --         --
                        Increase in Customer Deposits ..........................          --           80,835        --         --
                        Increase in Accrued Expenses ...........................          --           33,777        --         --
                                                                                   -----------    -----------    --------   --------
        Net Cash Used By Investing Activities ..................................      (170,885)      (750,905)       --         --


Cash Flows From Financing Activities
                Proceeds From Sale of Common Stock .............................     3,541,938      2,043,802        --         --
                Increase/(Decrease) in Notes Payable ...........................      (375,000)       375,000        --         --
                Increase/(Decrease) in Notes Payable ...........................       (11,082)        11,082        --         --
                Increase/(Decrease) in Capital Leases ..........................        14,071         37,398        --         --
                Increase/(Decrease) in Capital Leases ..........................          --             --          --         --
                Increase/(Decrease) in Shareholders' Advances ..................      (105,000)       290,000        --         --
                Increase/(Decrease) in Subscriptions Payable ...................       (97,500)        97,500        --         --
                                                                                   -----------    -----------    --------   --------
        Net Cash Provided By Financing Activities ..............................     2,967,427      2,854,782        --         --


       Net Increase in Cash ....................................................     1,761,813      2,104,052        --         --

Cash at the Beginning of the Period ............................................     2,104,052           --          --         --
                                                                                   -----------    -----------    --------   --------
Cash at the End of the Period ..................................................   $ 3,865,865    $ 2,104,052    $   --     $   --
                                                                                   ===========    ===========    ========   ========

  See accompanying accountant's report and notes to the financial statements.

                        EAGLE TELECOM INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

      Eagle Telecom International, Inc., (the Company), incorporated as a Texas corporation on May 24, 1993 and commenced business in April of 1996. The Company is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems.

      Prior to April, 1996, the Company was inactive. During April, 1996, the Company commenced operations the by issuance of stock for cash, certain inventories, test equipment, other assets, and the assumption of certain liabilities to its principal shareholder. Concurrent with this transaction, the Company entered into an asset purchase agreement with a company to acquire certain other production equipment, inventories and furniture and equipment.

A)    Cash and Cash Equivalents

      The Company has $3,580,773 and $1,650,000 invested in interest bearing accounts at February 28, 1997 and August 31, 1996, respectively.

B)    Property and Equipment

      Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated by using the straight-line method for financial reporting and accelerated methods for income tax purposes. The recovery classifications for these assets are listed as follows:

                                                       YEARS
            Machinery and equipment                       7
            Furniture and Fixtures                        7

      Expenditures for maintenance and repairs are charged against income as incurred and major improvements are capitalized.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

C)    Inventories

      Inventories are valued at the lower of cost or market. The cost is determined by using the FIFO method. Inventories consist of the following items:

                              FEBRUARY 28,          AUGUST 31,
                               ---------      ---------------------
                                 1997           1996          1995
                              (UNAUDITED)     (AUDITED)    (AUDITED)
                               ---------      ---------      ------
Raw Materials ............      $325,202      $ 351,374      $- 0 -
Work in Process ..........       243,047        173,937       - 0 -
Finished Goods ...........         - 0 -          - 0 -       - 0 -
                               ---------      ---------      ------
                                $568,249      $ 525,311      $- 0 -
                               =========      =========      ======

D)    Organizational Costs

      Organizational costs are to be amortized using the straight - line method over a period of sixty (60) months. Accumulated amortization is $665 and $333 for the periods ended February 28, 1997 and August 31, 1996, respectively.

E)    Research and Development Costs

      The Company's research and development costs occur as a result from obligations to perform contractual services for outside parties. These costs are expensed as contract revenues are earned. Research and development costs of $71,515 and $48,829 were expenses for the periods ended February 28, 1997 and August 31, 1996, respectively. Contract revenues earned for the periods ended February 28, 1997 and August 31, 1996 were $150,000 and $150,000, respectively.

F)    Income Taxes

      The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires a change from the deferral method to assets and liability method of accounting for income taxes. Timing differences exist between book income and tax income which relate primarily to depreciation methods.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES: (continued)

G)    Net Earnings Per Common Share

      Net earnings per common share is shown as both primary and fully diluted. Primary earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive common stock equivalents. Fully diluted earnings per common share are computed by dividing net income less any preferred stock dividends (if applicable) by the weighted average number of shares of common stock outstanding plus any dilutive and anti-dilutive common stock equivalents. The components used for the computations are shown as follows:

                                                      FEBRUARY 28,    AUGUST 31,
                                                         1997            1996
                                                       ----------     ----------
      Weighted Average Number of Common
          Shares Outstanding Including:

      Primary Common Stock Equivalents ...........     21,147,002     12,415,243
      Fully Dilutive Common Stock Equivalents ....     23,572,002     14,614,341

H)    Warrants for Funding Activities

      During the periods ended February 28, 1997 and August 31, 1996, the Company issued the following warrants: 1,000,000 Class A; 1,000,000 Class B; 483,334 Class C; 1,050,000 $.05; 1,375,000 $.50; and 425,000 $5.00.
      Theses warrants were issued to individuals and trusts for their assistance in the fundraising activities.

      These warrants are valued at $280,343. This value is equivalent to the commissions paid to the broker-dealer.


NOTE 2 -  NOTES PAYABLE:

                                                 FEBRUARY 28,            AUGUST 31,
                                                 ------------       ---------------------
                                                      1997            1996        1995
                                                  (UNAUDITED)       (AUDITED)   (AUDITED)
                                                -------------      ----------- ----------
      Notes to individuals due October 31, 1996,
      bearing no interest, convertible into the
      Company's common stock at the noteholder's
      option.                                     $     - 0 -       $ 375,000   $   - 0 -

                        EAGLE TELECOM INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 -  NOTES PAYABLE: (continued)

                                             FEBRUARY 28,        AUGUST 31,
                                             ------------  ---------------------
                                                  1997       1996        1995
                                              (UNAUDITED)  (AUDITED)   (AUDITED)
                                             ------------  ---------   ---------
Unsecured note to the insurance
company bearing interest at 8.75%,
due $2,265 monthly until January 1997  ........    -0-       11,082        -0-
                                                  -----     -------       -----

      Total ...................................    -0-      386,082        -0-
      Less Current Portion of
         Long - Term Debt .....................    -0-      386,082        -0-
                                                  -----     -------       -----

      Total Long - Term Debt ..................   $ -0-        $-0-       $ -0-
                                                  =====     =======       =====

NOTE 3 -  CAPITAL LEASE OBLIGATIONS:

                                             FEBRUARY 28,        AUGUST 31,
                                             ------------  ---------------------
                                                  1997       1996        1995
                                              (UNAUDITED)  (AUDITED)   (AUDITED)
                                             ------------  ---------   ---------
Equipment lease with Compix
bearing interest at 15%, payable in
monthly installments of $624; due
July 1998  .................................     $ 9,572     $12,049     $ -0-

Equipment lease with IFR bearing
interest at 15%, payable in monthly
installments of $1,427; due June 1998  .....      20,736      25,349       -0-

Equipment lease with Associates
Capital bearing interest at 7%,
payable in monthly installments
of $1,177; due Sept. 1998  .................      21,161         -0-       -0-
                                                 -------     -------     -----

        Total Obligations ..................     $51,469     $37,398     $ -0-

        Less Current Portion of
           Lease Obligations ...............      34,851      20,694       -0-
                                                 -------     -------     -----

        Total Long - Term Capital
       Lease Obligations ...................     $16,618     $16,704     $ -0-
                                                 =======     =======     =====

                        EAGLE TELECOM INTERNATIONAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 -  CAPITAL LEASE OBLIGATIONS: (continued)

      The capitalized lease obligations are collateralized by the related equipment acquired with a net book value of approximately $ 63,115 and $ 41,892 at February 28, 1997 and August 31, 1996, respectively. The future minimum lease payments under the capital leases and the net present value of the future lease payments at February 28, 1997 and August 31, 1996 are as follows:

                                                 FEB. 28, 1997    AUG. 31, 1996
                                                 -------------    -------------

Total minimum lease payments .................        $55,670        $42,447
Less:  Amount representing interest ..........          4,201          5,049
                                                      -------        -------
Present value of net minimum
    lease payments ...........................        $51,469        $37,398
                                                      =======        =======

            Future obligations under the lease terms are:

Period Ending
  FEB. 28,                                                                AMOUNT
                                                                         -------
1998 ...................................................                 $34,851
1999 ...................................................                  16,618
                                                                         -------
   Total ...............................................                 $51,469
                                                                         =======

NOTE 4 -  INCOME TAXES:

      As discussed in note 1, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Implementation of SFAS 109 did not have a material cumulative effect on prior periods nor did it result in a change to the current year's provision.

A) The effective tax rate for the Company is reconcilable to statutory tax rates as follows:

                                               FEBRUARY 28,      AUGUST 31,
                                               -----------  --------------------
                                                  1997      1996   1995     1994
                                                   --       --      ---      ---
                                                    %        %      %         %
U.S. Federal statutory Tax Rate .............      34       34      -0-      -0-
                                                   --       --      ---      ---

Effective Tax Rate ..........................      34       15      --       --

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 -  INCOME TAXES: (continued)

B) Deferred income taxes are provided for differences between financial statement and income tax reporting. Principal difference is the manner in which depreciation is computed for financial and income tax reporting purposes.


NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS AND WARRANTS:

      In July, 1996, the Board of Directors and majority shareholders authorized 5,000,000 shares of Preferred Stock with a par value of $.001. As of February 28, 1997, no Preferred Stock has been issued.

      In July, 1996, the Board of Directors and majority shareholders adopted a stock option plan under which 400,000 shares of Common Stock have been reserved for issuance. As of February 28, 1997, no options have been granted pursuant to such plan.

      In May of 1996, the Company received an aggregate of $375,000 in bridge financing in the form of interest-free convertible notes from unaffiliated individuals. Holders of $369,000 of these notes converted into 369,000 shares of Company common stock, and the balance of $6,000 was retired in November of 1996. In conjunction with the issuance of such indebtedness, the Company has agreed to issue such investors $.50 Warrants to purchase 375,000 shares of common stock, and $5.00 Warrants to purchase up to 700,000 shares of common stock.

       The valuation utilized for the shares and warrants issued for the convertible debt was based upon the discounted value used for the previously issued shares and warrants attributable to the $500,000.

      The Company has issued the following warrants which have since been exercised:

            700,000 stock purchase warrants which expire July, 2001. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.01 per share. These warrants were exercised as of February 28, 1997.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

      The Company has issued and outstanding the following warrants which have not yet been exercised at February 28, 1997:

            1,050,000 stock purchase warrants which expire July, 1999. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.05 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July, 1999 if not exercised.

            1,375,000 stock purchase warrants which expire July, 1999. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $.50 per share. These warrants, however, are not exercisable until and unless the shares of Common Stock trade at a minimum of $5.50 per share for twenty consecutive trading days, yet still expire July, 1999 if not exercised.

            425,000 stock purchases warrants which expire July, 1999. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $5.00 per share. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock.

            4,748,334 Class A stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share at a purchase price of $4.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $5.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class A Warrants by paying holders $.05 per Class A Warrant.

            4,748,334 Class B stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company, and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price if $6.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class B Warrants by paying holders $.05 per Class B Warrant.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 -  PREFERRED STOCK, STOCK OPTIONS, AND WARRANTS: (continued)

            483,334 Class C stock purchase warrants which expire August 31, 2000. These warrants are subject to restrictions regarding the timing of exercise, the ability of the Company to become a public company, and future marketability of the common stock. The warrants are to purchase fully paid and non-assessable shares of the common stock, par value $.001 per share, at a purchase price if $2.00 per share. If, however, the closing bid price of the Common Stock shall have equaled or exceeded $7.50 per share for a period of twenty consecutive trading days at any time, the Company may redeem the Class C Warrants by paying holders $.05 per Class C Warrant.

      The warrants outstanding are segregated into two categories (exercisable and non-exercisable). They are summarized as follows:

      CLASS  OF                  EXERCISABLE                            EXERCISE
      WARRANTS          FEB. 28, 1997    AUG. 31, 1996  NON-EXERCISABLE  PRICE
-------------------     -------------    -------------  --------------- --------
$ .01 .............       Exercised         700,000           --        $ .01
  .05 .............            --              --        1,050,000        .05
  .50 .............            --              --        1,375,000        .50
 5.00 .............         425,000         425,000           --         5.00
    A .............       4,748,334       4,748,334           --         4.00
    B .............       4,748,334       4,748,334           --         6.00
    C .............         483,334            --             --         2.00
                         ----------      ----------      ---------
    Total .........      10,405,002      10,621,668      2,425,000
                         ==========      ==========      =========

NOTE 6  - RELATED PARTY TRANSACTIONS:

      In April 1996, the Hou - Tex Trust, Bailey Trust, Futer Family Trust, and John Nagle contributed inventory and property to the Company in the amounts of $200,000 and $300,000, respectively. The Company also acquired $260,000 of net assets. The Company borrowed $145,395 and assumed liabilities totaling $114,612.

      Additionally, the Company issued a note payable to an affiliate in the amount of $155,000 and concurrently issued 4,500,000 shares of common stock for $345,395 .

      For the period ended February 28, 1997, 1,908,000 shares had been issued to the Re-alt Group, LLC. and Messrs. Clifford and Barton for advances attributable to syndication costs

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 7  - SEGMENT INFORMATION:

      The Company had gross revenues of $2,376,629 for the period September 1, 1996 through February 28, 1997. The following parties individually represent a greater than ten percent of these revenues.

                                February 28, 1997
      CUSTOMER                                 AMOUNT          PERCENTAGE

      Link Two Communications, Inc.       $     862,268        36.28 %
      Houston Telephone                         442,578        18.62 %
                                          $   1,304,846        54.90 %
                                          =============        =======

      At August 31, 1996, no parties comprised a greater than ten percent of revenues.


NOTE 8  - INVESTMENT IN LINK TWO COMMUNICATIONS, INC.:

      During the quarter ended February 28, 1997, the Company has earned a minority interest of eight percent in Link Two Communications, Inc. This interest has been earned through finance charges which have been accrued on accounts receivable owed to the Company by Link Two Communications, Inc.


NOTE 9  - RISK FACTORS:

      At February 28, 1997, Link Two Communications, Inc. constituted 36.28% of the Company's gross revenues and 47.96% of the Company's accounts receivable. Although the Company generates such a large portion of its gross income and accounts receivable from Link Two Communications, Inc., it is management's belief that due to the relationship between the companies, this scenario presents no credit or economic risk factors for the Company.


NOTE 10  - SHAREHOLDERS' ADVANCES:

      Certain officers and an employee advanced the Company $290,000. At February 28, 1997 and August 31, 1996 the Company owes $185,000 and $290,000, respectively.

                   EAGLE TELECOM INTERNATIONAL, INC.
                   NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 -  FOREIGN OPERATIONS:

      Although the Company is based in the United States, its product is sold on the international market. Presently, international sales total 2.9 % and 1.9% at February 28, 1997 and August 31, 1996, respectively.


NOTE 12 -  COMMITMENTS AND CONTINGENT LIABILITIES:

      The Company leases its primary office space for $7,931 per month under a non-cancelable lease expiring on March 31, 1999.

            Future obligations under the lease terms are:

                    Period Ending
                       FEB. 28,                         AMOUNT
                                                      ----------
                         1998...................      $   95,172
                         1999...................          95,172
                         2000...................          15,862
                                                      ----------
                        Total                         $  206,206
                                                      ==========

NOTE 13 -  SUBSEQUENT EVENTS:

      Subsequent to February 28, 1997, the Company has finished a private placement dated January 1997. In return for the $367,500 investment, the shareholders received 245,000 primary shares of common stock; 245,000 Class A warrants; 245,000 Class B warrants; and 566,666 Class C warrants.

                      INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Eagle Telecom International, Inc.

We have audited the accompanying balance sheet of Eagle Telecom International, Inc. as of August 31, 1996 and 1995, and the related statements of earnings, shareholders' equity, and cash flows for the years ended August 31, 1996, 1995 and 1994. These financial statements are the responsibility of Eagle Telecom International, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Telecom International, Inc. as of August 31, 1996 and 1995, and the results of their operations, shareholders' equity, and their cash flows for the years ended August 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.



MCMANUS & CO., P.C.
McManus & Co., P.C.
Certified Public Accountants
Morris Plains,  New Jersey

September 25, 1996

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                  SUBJECT TO COMPLETION, DATED __________, 1997

                        EAGLE TELECOM INTERNATIONAL, INC.

                        3,000,000 SHARES OF COMMON STOCK

         All of the 3,000,000 shares of common stock, par value $.001 per share ("Common Stock") are being offered by Eagle Telecom International, Inc. (the "Company").

         Prior to this offering there has been no public market for the Company's securities. It is currently estimated that the initial public offering price of the Common Stock will be between $_____and $____ per share. See "Underwriting" for information considered in determining the initial public offering price. The Company has applied for inclusion of the Common Stock in the Nasdaq SmallCap Market and the Boston Stock Exchange.
                                         --------------------------------

  THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK
    AND SUBSTANTIAL IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE
     WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS"
                       BEGINNING ON PAGE 5 AND "DILUTION."
                          ----------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                              Underwriting
                                              Discounts and         Proceeds to
                        Price to Public      Commissions(1)          Company(2)
Per Share.............$                   $                      $
Total(3)..............$                   $                      $
========================================= =====================  ==============

(1) Does not include compensation to _____________. ("Representative") in the form of a non-accountable expense allowance of__ __ percent of the gross proceeds of this offering. For a discussion of indemnification arrangements with the Underwriters and additional compensation payable to the Representative, see "Underwriting."

(2) Before deducting estimated offering expenses of $______________ payable by the Company, including the non-accountable expense allowance.

(3) The Company has granted to the Underwriters a 45-day option to purchase up to an additional 300,000 shares of Common Stock to cover over- allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $______________________, $______________________ and $__________________,
      respectively. See "Underwriting."

                           ---------------------------

         The Common Stock is offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify the offering and to reject any orders in whole or in part. It is expected that delivery of the Common Stock will be made in the offices of _____________________________ on or about ____________, 1997.

                             [--------------------]

                      The date of this Prospectus is , 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 [Insert Photo]

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA (INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE REPRESENTATIVE'S OVER-ALLOTMENT OPTION IS NOT EXERCISED.

                                   THE COMPANY

         Eagle Telecom International, Inc. (the "Company" or "Eagle") is a worldwide supplier of telecommunications equipment and related software used by service providers in the paging and other wireless personal communications markets. The Company designs, manufactures, markets and services its products under the Eagle name. These products include transmitters, receivers, controllers, software and other equipment used in personal communications systems (including paging, voice messaging, cellular and message management and mobile data systems) and radio and telephone systems. The Company's products are primarily purchased by its customers on an order by order basis, and not pursuant to any long-term contracts. Company customers include Motorola Communications and Electronics, Inc. ("Motorola"), Ericsson, Inc., Mobil- Media, Inc., Pac-Tel, Paging Network, Inc., Norwegian Telecom, Inc., and Link-Two Communications, Inc. ("Link II"). The Company has a broad line of products covering the paging spectrum as well as specific personal communication systems ("PCS") and specialized mobile radio ("SMR") products, and products that have been tested and approved by the Federal Communications Commission ("FCC").

           The Company was incorporated in May 1993, but did not conduct any substantive business operations until April 1996. In September 1996, the Company amended its articles of incorporation and changed its name to its current name. Unless otherwise indicated, all information in this Prospectus has been adjusted to reflect the amended articles of incorporation. The Company's principal place of business is located at 910 Gemini, Houston, Texas 77058 and its telephone number is (281) 280-0488.

                                                      THE OFFERING

Common Stock Outstanding
  Prior to Offering............................   11,470,334 shares(1)
Common Stock Offered...........................    3,000,000 shares
Common Stock to be Outstanding
  After the Offering...........................   14,470,334 shares (1)
Estimated Net Proceeds to the Company             $_______
Use of Proceeds................................  Working capital.
                                                 See "Use of Proceeds."
Risk Factors...................................  Prospective purchasers are urged to carefully review the
                                                 factors set forth in
                                                 "Risk Factors."
Nasdaq SmallCap Symbol.........................    ____
----------------
(1) Does not include (i) 13,886,668 shares of Common Stock underlying outstanding warrants including: (a) class A warrants to purchase an aggregate of 4,993,334 shares of Common Stock at $4.00 per share, which expire in August 2000 ("Class A Warrants"), (b) class B warrants to purchase an aggregate of 4,993,334 shares of Common Stock at $6.00 per share, which expire in August 2000 ("Class B Warrants"), (c) warrants to purchase 1,050,000 shares of Common Stock at $.05 per shares which expire in July 1999 ($.05 Warrants"), (d) warrants to purchase 1,375,000 shares of Common Stock at $.50 per share which expire in July 1999 ("$.50 Warrants"),
     (e) class C warrants to purchase 1,050,000 shares of Common Stock at $2.00 per share which expire in August 2000 ("Class C Warrants"), and (f) warrants to purchase 425,000 shares of Common Stock at $5.00 per share which expire in September 1999 ("$5.00 Warrants") (such Class A Warrants, Class B Warrants, Class C Warrants, $.05 Warrants, $.50 Warrants and $5.00 Warrants collectively, "Warrants") and (ii) _______ shares of Common Stock reserved for issuance upon exercise of the Representative's warrant ("Representative's Warrant").
     See "Description of Capital Stock" and "Underwriting."

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                                  RISK FACTORS

     AN INVESTMENT IN THE COMPANY SECURITIES INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

LIMITED OPERATING HISTORY OF THE COMPANY

     The Company has a limited operating history and, accordingly, is subject to all the substantial risks inherent in the commencement of a new business enterprise. Additionally, the Company has a very limited business history that investors can analyze to aid them in making an informed judgement as to the merits of an investment in the Company. Any investment in the Company should be considered a high risk investment because the investor will be placing funds at risk in a company with unforeseen costs, expenses, competition and other problems to which ventures are often subject. The Company's prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in a highly competitive industry characterized by rapid technological development. The Company had net sales of $1,018,441 and net earnings of $32,204 for the period ended August 31, 1996, net sales of $2,376,629 and net earnings of $466,470 for the six month period ended February 28, 1997, may incur losses in the future, and there can be no assurance when or if the Company will sustain long-term profitability. The Company's financial statements for the period ended August 31, 1996 reflect the commencement of manufacturing and sales since April 1996. See "Management's Discussion and Analysis of Financial Condition."

CAPITAL REQUIREMENTS; LIMITED SOURCES OF LIQUIDITY

     The Company requires substantial capital to pursue its operating strategy. Since inception the Company has primarily funded its capital requirements through the private issuance for cash of 4,993,334 shares of Common Stock, Class A Warrants, Class B Warrants and Class C Warrants grossing $6,543,501. For the six months ended February 28, 1997, the Company obtained $2,967,427 of cash provided by financing activities and used $1,034,729 of cash in operations. At August 31, 1996, the Company had working capital of $1,657,320, and for the six month period ended February 28 1997, working capital of $5,534,581. As the Company has limited internal sources of liquidity, it will continue to rely on external sources of liquidity, and for the foreseeable future, the Company's principal source of working capital will be from proceeds of this offering. The Company has not established any lines of credit or financing with financial institutions or other unrelated third parties. The Company may need to raise additional capital, in addition to the proceeds of this offering, to satisfy its business plan. The Company believes that its current working capital, along with the proceeds of this offering and revenues from operations, will satisfy the Company's capital requirements through 1977; however, such time may be shorter or longer depending on the revenues generated, and expenses incurred. There is no assurance that the Company will generate sufficient cash in future periods to satisfy its capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON CERTAIN CUSTOMERS

     The Company's two largest customers accounted for approximately 36% and 19%, respectively, of the Company's revenue during the six months ended February 28, 1997. Link II accounted for approximately 38% of the Company's revenue in such period and owed the Company $862,268 at February 28, 1997, approximately 59% of the accounts receivable at February 28, 1997. Certain principal stockholders (or affiliates thereof) of the Company, including James Futer, executive vice present, director and chief operating officer and A.L. Clifford, a director of the Company and are also principal stockholders of Link II. Mr. Clifford is also the chairman, president and chief executive officer of Link II and Dr. Cubley is a director of Link II. In addition, the Company and Link II have executed an agreement, whereby the Company would receive up to an 8% equity interest in lieu of accruing finance charges on the outstanding balance owed by Link II to the Company. Under the agreement, equity in Link II is earned at the rate of 0.2% per month per $100,000 payable and outstanding for more than 30 days. As of February 27, 1997, the Company had earned the full 8% equity interest to be evidenced by the issuance of 2,400,000 shares of Link II common stock to the Company. Many of the Company's customers contract with the Company on a purchase order basis, which may result in fluctuations of revenue during various periods. The sudden loss of a significant customer could have a material adverse effect on the Company's business. See "Business-Customers" and "Management-Certain Transactions."

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]


LACK OF CASH DIVIDENDS

     It is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. See "Dividend Policy."

IMMEDIATE DILUTION; DISPROPORTIONATE RISK OF LOSS

     Based on an initial public offering price of $_______ per share, purchasers will incur immediate and substantial dilution of $___ per share in the pro forma net tangible book value per share of their investment. In addition, purchasers in this offering will be contributing approximately ___% of the total capital consideration to the Company, but will receive only ___% of the shares outstanding. Accordingly, in the aggregate, purchasers in this offering will bear a greater risk of loss than the current stockholders. See "Dilution."

NO ASSURANCE OF A PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE, SHARES ELIGIBLE FOR FUTURE SALE

     While the Common Stock to be sold pursuant to this offering will be free of restrictions on transferability, as of the date of this Prospectus, there is presently no public trading market for the Company's Common Stock and there is no assurance that a public market will develop after this offering, or if one develops, that it will not be volatile. In the event that any market develops for the Company securities, the market price of the Common Stock may experience fluctuations that are unrelated to the operating performance of, or announcement concerning, the Company. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering, such as the Company, are particularly susceptible to change based on short-term trading strategies of certain investors. Although the initial public offering price of the Common Stock reflects the Company's and the Representative's assessment of current market conditions, there can be no assurance that the price of the Company's securities will be maintained following the offering. Accordingly, purchasers may not be able to resell their Common Stock at or above the public offering price, and a purchaser may not be able to liquidate his investment even at a loss without considerable delay. See "Underwriting"

     Upon the closing of this offering, a total of 14,470,334 shares of Common Stock will be outstanding. The 3,000,000 shares of Common Stock offered hereby will be eligible for immediate resale in the public market. In addition, 13,886,668 shares of Common Stock will be issuable upon exercise of the Warrants, although all of such shares will be subject to the resale provisions of Rule 144 promulgated under the Act. Of the remaining 11,470,334 shares of Common Stock outstanding, (i) 5,268,334 shares are eligible for immediate resale pursuant to a prospectus (the "Resale Prospectus") relating to the registration for resale of such shares, issued to non-affiliates of the Company, that became effective on the date of this Prospectus, and (ii) 6,202,000 shares will be subject to resale pursuant to the provisions of Rule 144 and will become subject to an 18-month lock-up agreement, with one-third of such shares released from such lock-up every six moths from the date of this Prospectus. Sales of Common Stock in the public market may have an adverse effect on prevailing market prices for the Common Stock. See "Shares Eligible for Future Sale."

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

PENNY STOCK REGULATION

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level or risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock for the compensation of the broker-dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules requires that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in Company securities may find it difficult to sell their securities, if at all.

AUTHORIZED STOCK

     The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined by the Board of Directors. Accordingly, the Board of Directors of the Company is empowered, without further shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors could, without further shareholder approval, issue preferred stock with certain rights that could discourage an attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors of the Company also has authority to issue up to 100,000,000 shares of Common Stock. See "Description of Capital Stock."

LACK OF DISINTERESTED, INDEPENDENT DIRECTORS

     All of the directors of the Company have a direct financial interest in the Company. While management believes that its current directors will be able to exercise their fiduciary duties as directors, the Company intends to add an independent, disinterest ed director to serve on the Board of Directors in the near future. See "Management."


DETERMINATION OF OFFERING PRICE

     The public offering of the Common Stock has been determined through negotiations between the Representative and the Company. The price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria for valuing a company. Accordingly, the offering price should not be considered an indication of the actual value of the Company's securities. In determining the number of shares of Common Stock to be offered and the offering price, the Company and the Representatives considered the Company's history, capital structure, results of operations and financial condition, prospects for the Company and for the industry in general, and the general condition of the securities market.

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of 3,000,000 shares of Common Stock being offered hereby are estimated to be approximately $___________ ($______________ if the Underwriters' over-allotment option is exercised in full) assuming an initial public offering price of $_______ per share and after deducting underwriting discounts and estimated offering expenses. The Company intends to use the proceeds for (i) acquisition of $____________ of inventory,
(ii) funding of new product development, new facility and manufacturing area expansion of $______________ and (iii) the balance for other general corporation purposes.

     To the extent such proceeds are not used immediately for the above purposes, such funds will be deposited in interest bearing accounts or invested in short-term, interest-bearing, investment-grade securities. Management of the Company may, at is discretion, reallocate the application of such proceeds, as it determines in the interest of the Company.

                                    DILUTION

     Set forth below is a description of dilution to purchasers of the Company Common Stock, assuming the sale of 3,000,000 shares of Common Stock in this offering..

     As of February 28, 1997, the pro-forma net tangible book value of the Company's Common Stock was $__________ or $___ per share. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities of the Company. Without taking into account any changes in net tangible book value after February 28, 1997, the pro-forma book value of the Common Stock after the sale of 3,000,000 shares of Common Stock for net proceeds of $_________, will be $____ per share. Consequently, the purchasers of the shares of Company Common Stock in this offering will sustain an immediate substantial dilution (i.e., the difference between the offering price of $____ and the pro forma net tangible book value per share) after such offering of $____ per share. The following table illustrates such dilution:

       Pro forma Net Tangible Book Value of Outstanding
         Common Stock........................................................$
       Offering Price of the Common Stock ...................................$
       Increase Attributable to Offering.....................................$
       Pro forma Net Tangible Book Value After Offering......................$
       Per Share Dilution to New Investors...................................$

       The following table sets forth, as of the date of this Prospectus, the total number of shares of Common Stock purchased from the Company, the total consideration recorded and the average price per share for (i) existing holders of Common Stock for shares acquired since inception and (ii) the new investors.

                                                                        AVERAGE
                               SHARES PURCHASED  TOTAL CONSIDERATION     PRICE
                             NUMBER      PERCENT   AMOUNT    PERCENT   PER SHARE

Existing shareholders(1)..11,470,334      79.3%     (1)         %
New shareholders(2)....... 3,000,000      20.7%     (3)         %
Total..................... 14,470,334    100.0%                 %
-----------------

(1)    Prior to deducting any expenses associated with the issuances.
(2)    Does not include shares underlying the Representative's Warrants.
(3) Prior to deducting any underwriting discounts and commissions and estimated expenses of the offering.

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                        SHARES AVAILABLE FOR FUTURE SALE

       Upon the closing of this Offering, there will be 14,470,334 shares of Common Stock issued and outstanding and up to 13,886,668 additional shares will be issuable upon exercise of the Warrants. The 3,000,000 shares of Common Stock offered hereby will be eligible for immediate resale in the public market. In addition, an aggregate of 5,268,334 shares of Common Stock currently outstanding are eligible for immediate resale in the public market pursuant to the Resale Prospectus registering the resale of such shares. The remaining 6,202,000 shares of Common Stock outstanding and all 13,886,668 shares issuable upon exercise of the Warrants will be subject to the resale provisions of Rule 144 and the shares currently outstanding will be subject to an 18-month contractual lock-up with ___________, restricting the resale of such shares for six months after the date of the Resale Prospectus, with 33% freely tradeable after six months after the date of the Resale Prospectus, 33% freely tradeable after the next six months and 33% freely tradeable after the next six months. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

       Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from the Company or an affiliate of the Company. Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the Company ("Applicable Requirements"). Resales by the Company's affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                                  UNDERWRITING

       A syndicate of Underwriters named below (the "Underwriters"), for whom ____________. is acting as Representative, has severally agreed, subject to the terms and conditions of the Underwriting Agreement dated as of the date of this Prospectus, to purchase from the Company the number of shares set forth opposite the name of each such Underwriter below:
                                                                 Number
                                                                   of
                  UNDERWRITER                                    SHARES

                  Total    ......................................3,000,000
                                                                 =========

         The Underwriting Agreement provides that the obligations of the Company are subject to certain conditions precedent. The nature of the Underwriters' obligation is that they are committed to purchase all shares offered hereby if any of the shares are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of nondefaulting underwriters may be increased.

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

         The Company has been advised by the Representative that the underwriters propose to offer the shares to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not to exceed $____ per share, and that underwriters may allow, and such dealers may re-allow, a concession not to exceed $_____ per share to certain other dealers. After commencement of the offering, the public offering price and other selling terms may be changed by the Representative. The Underwriters do not anticipate that sales to discretionary accounts will exceed one percent of the total number of shares of Common Stock.

         The Company has granted to the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares Common Stock on a pro rata basis on the same terms as set forth on the cover page of this Prospectus, solely to cover over-allotments, if any, incurred in the sale of the shares of Common Stock offered hereby. To the extent that the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock that the number of shares to be purchased by it shown in the table above bear to the total number of shares initially offered hereby.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

         The Company has agreed to pay the Representative a non-accountable expense allowance equal to ___% of the gross proceeds of this offering.

         In connection with this offering, the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company _______ shares of Common Stock (the "Representative's Warrant"). The Representative's Warrant (i) is exercisable at an exercise price of 120% of the initial offering price per share for a period of five years, commencing one year from the date of this Prospectus; (ii) contains provisions providing for adjustment of the exercise price and the type of securities issuable upon exercise thereof upon the occurrence of certain events; and (iii) grants to the holder thereof certain registration rights in respect of the securities issuable upon the exercise thereof.

         Before this offering, there has been no public market for the Company's securities. The initial public offering price of the shares was determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Common Stock. Factors considered in determining such public offering price, in addition to prevailing market conditions, include the history of, and prospects for, the industry in which the Company competes, an assessment of the Company's management, its past and present operations, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

         The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of such agreements, which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

                                  LEGAL MATTERS

         Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon for the Company by Brewer & Pritchard, P.C., Houston, Texas. Principals of Brewer & Pritchard, P.C. own $.05 Warrants to purchase 12,500 shares of Common Stock and $5.00 Warrants to purchase 12,500 shares of Common Stock. Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for the Underwriters by
_______________________.

                                     EXPERTS

         The audited financial statements as of August 31, 1996 included in this Prospectus have been included herein in reliance upon the report of McManus & Co., P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

         The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the site is http://www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the site.

         Prior to the date of this Prospectus, the Company was not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"). As a result, the Company will become subject to such requirements and, in accordance therewith, the Company will file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "SEC"). The Company will provide its shareholders with annual reports containing audited financial statements and, if determined to be feasible, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The Company has filed a registration statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), with respect to the securities being registered. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Copies of the Registration Statement and its exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission or may be examined, without charge, at the public reference facilities of the Commission. The Company will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, attention Scott A. Cubley, at 910 Gemini, Houston, Texas 77058.

                    [ALTERNATE PAGE FOR OFFERING PROSPECTUS]

       NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS FURNISHED.
                                  -------------

                                TABLE OF CONTENTS
                                                                           PAGE

Available Information......................................................  2
Prospectus Summary.........................................................  3
Risk Factors...............................................................  5
Use of Proceeds............................................................  8
Dilution...................................................................  9
Dividend Policy............................................................  9
Capitalization............................................................. 10
Management's Discussion and Analysis of Financial
Condition
   and Results of Operations............................................... 10
Business................................................................... 11
Management................................................................. 18
Principal Stockholders..................................................... 21
Description of Capital Stock............................................... 22
Shares Eligible for Future Sale............................................ 23
Underwriting............................................................... 24
Legal Matters.............................................................. 25
Experts.................................................................... 25
Index to Financial Statements..............................................F-1
                               ------------------

       UNTIL _______________, 1997 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO SUBSCRIPTIONS.

                                3,000,000 Shares

                          Eagle Telecom International,
                                      Inc.

                               -------------------

                                   PROSPECTUS
                                -----------------

                                [               ]

                                ___________, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

             A The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             C. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

             D. Any indemnification under subsections (A) and (B) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

             E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by the Articles of Incorporation. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

             F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

             G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the Articles of Incorporation.

             H. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

             The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant.

             SEC Registration Fee.......................................$______
             NASD Registration Fee...................................... ______
             Printing and Engraving Expenses............................  5,000
             Legal Fees and Expenses....................................      *
             Accounting Fees and Expenses...............................      *
             Blue Sky Fees and Expenses................................. 20,000
             Transfer Agent Fees........................................  5,000
             Representative's Non-Accountable Expense Allowance.........  _____
             Miscellaneous.............................................. 20,000
                  TOTAL................................................. $_____
--------------------
* To be supplied by Amendment.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

             In May 1996, the Company issued $375,000 of convertible indebtedness of which $369,000 was converted into $375,000 worth of shares of Common Stock and, in connection with the original issuance of such indebtedness, the Company issued such investors 375,000 $.50 Warrants and 375,000 $5.00 Warrants. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued an aggregate of 4,500,000 shares of Common Stock to certain founders (or affiliates thereof) of the Company for nominal consideration. The Company believes that the transactions herein are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued to certain founders $.05 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued to certain founders $.50 Warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued to certain founders warrants to purchase an aggregate of 700,000 shares of Common Stock at an exercise price of $.01 per share. In February 1997, such warrants were exercised in full. The Company believes that the above captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In July 1996, the Company issued three individuals and one entity three year warrants to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $5.00 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In August 1996, the Company issued 1,285,000 shares of Common Stock, 1,285,000 Class A Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $4.00 per share, and 1,285,000 Class B Warrants to purchase 1,285,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In November 1996, the Company issued 1,908,000 shares of Common Stock to two individuals and an entity for services rendered in connection with the above captioned private offering. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.05 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In November 1996, the Company issued two individuals and one entity three year warrants to purchase an aggregate of 500,000 shares of Common Stock at an exercise price of $.50 per share for services rendered. The Company believes that the above captioned transaction is exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In November 1996, the Company issued 870,000 shares of Common Stock, 870,000 Class A Warrants to purchase 870,000 shares of Common Stock at an exercise price of $4.00 per share and 870,000 Class B Warrants to purchase 870,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to
Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In December 1996, the Company issued 1,110,000 shares of Common Stock , 1,110,000 Class A Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $4.00 per share and 1,110,000 Class B Warrants to purchase 1,110,000 shares of Common Stock at an exercise price of $6.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             In December 1996, the Company issued 1,000,000 Class A Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $4.00 per share and 1,000,000 Class B Warrants to purchase 1,000,000 shares of Common Stock at a purchase price of $6.00 per share to certain insiders for services rendered. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

             From January 1997, through April 15, 1997 the Company issued 728,334 shares of Common Stock, 728,334 Class A Warrants to purchase 728,334 shares of Common Stock at an exercise price of $4.00 per share, 728,334 Class B Warrants to purchase 728,334 shares of Common Stock at an exercise price of $6.00 per share and 1,050,000 Class C Warrants to purchase 1,050,000 shares of Common Stock at an exercise price of $2.00 per share to a limited number of investors pursuant to a private offering. The Company believes that the above-captioned transactions are exempt from registration pursuant to Section 4(2) of the Act as a transaction by an issuer not involving any public offering.

ITEM 27.     EXHIBITS

             EXHIBIT NO.   IDENTIFICATION OF EXHIBIT

             1.1(1)        From of Underwriting Agreement
             3.1(2)        Articles of Incorporation of the Company, as amended
             3.2(2)        By-laws
             4.1(2)        Form of Common Stock Certificate
             4.2(2)        Class A Warrant Agreement and Form of Warrant
             4.3(2)        Class B Warrant Agreement and Form of Warrant
             4.4(1)        Form of Representative's Warrant
             4.5(2)        Form of $.05 Warrant
             4.6(2)        Form of $.50 Warrant
             4.7(2)        Form of $5.00 Warrant
             4.8(1)        Class C Warrant Agreement and Form of Warrant
             5.1(1)        Legal Opinion of Brewer & Pritchard, P.C.
             10.1(2)       Asset  Purchase Agreement
             10.2(2)       Stock Option Plan
             10.3(2)       Form of Purchase Order
             23.1(3)       Consent of McManus & Co., Inc.
             23.2(4)       Consent of Brewer & Pritchard, P.C.
---------------
(1)  To be filed by amendment.
(2) Filed as an Exhibit (with the same corresponding Exhibit No. listed herein) to the Company's Registration Statement on Form SB-2 (File No. 333-20011) and incorporated herein by reference.
(3)  Filed herewith.
(4)  Included in Exhibit 5.1

ITEM 28.     UNDERTAKINGS

             (a)     The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             i.    To include any prospectus required by
                                   Section 10(a)(3) of the Securities Act of
                                   1933;

                             ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             iii. To include any additional or changed material information with respect to the plan of distribution.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     (4)     i.    That, for the purpose of determining
                                   liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                     ii. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of April, 1997.

                                   Eagle Telecom International, Inc.

                                   By /s/ H. DEAN CUBLEY
                                          H. Dean Cubley, President, Chief
                                          Executive Officer and Director

                          ----------------------------

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                                            TITLE                               DATE



/s/ H. DEAN CUBLEY                       President, Chief Executive Officer       April 25, 1997
    H. Dean Cubley




/s/ RICHARD ROYALL                       Chief Financial Officer (Principal       April 25, 1997
    Richard Royall                       Financial and Accounting Officer)



/s/ CHRISTOPHER W. FUTER                 Director                                 April 25, 1997
    Christopher W. Futer



/s/ A. L. CLIFFORD                       Director                                 April 25, 1997
    A. L. Clifford